                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.1a-11(c) or (S)240.1a-12

                            THE COASTAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            THE COASTAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

The Coastal Corporation                           The Energy People



                                       March 29, 1994

Dear Fellow Stockholder:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of The Coastal Corporation to be held on May 5, 1994, at the Stouffer Presidente Hotel, Greenway Plaza, Houston, Texas, at 10:00 a.m. Your Board of Directors and executive officers look forward to personally greeting those stockholders able to attend.

     The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your shares be represented at the meeting. Would you please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                               Sincerely,

                               [Signature of O.S. Wyatt, Jr. appears here]


                                        O. S. Wyatt, Jr.
                                    Chairman of the Board and
                                     Chief Executive Officer

                               [Signature of David A. Arledge appears here]


                                           David A. Arledge
                                            President and
                                        Chief Operating Officer



COASTAL TOWER
NINE GREENWAY PLAZA
HOUSTON, TEXAS 77046-0995

                            THE COASTAL CORPORATION
                                 Coastal Tower
                              Nine Greenway Plaza
                           Houston, Texas 77046-0995

               NOTICE OF THE 1994 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1994

To the Stockholders of The Coastal Corporation:

     NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Stockholders of The Coastal Corporation ("Coastal" or the "Company") will be held at 10:00 a.m. on May 5, 1994, at the Stouffer Presidente Hotel, Greenway Plaza, Houston, Texas, for the following purposes:

     (1) To elect four Class II directors to terms of office expiring at the 1997 Annual Meeting of Stockholders;

     (2)  To consider a proposal to adopt the 1994 Incentive Stock Plan;

     (3)  To consider a proposal to adopt the Stock Purchase Plan;

     (4) To consider a stockholder proposal, described in the accompanying Proxy Statement, which is opposed by the Board of Directors; and

     (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it will be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

     The Board of Directors has fixed the close of business on March 16, 1994 as the record date for the determination of holders of Common Stock, Class A Common Stock, $1.19 Cumulative Convertible Preferred Stock, Series A, $1.83 Cumulative Convertible Preferred Stock, Series B, and $5.00 Cumulative Convertible Preferred Stock, Series C, entitled to notice of, and to vote at, the Annual Meeting.

                                 By Order of the Board of Directors,

                                 [Signature of Austin M. O'Toole appears here]

                                               Austin M. O'Toole
                                      Senior Vice President and Secretary

March 29, 1994

                             YOUR VOTE IS IMPORTANT

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----

Stock Ownership....................................................................    2
PROPOSAL 1 - Election of Directors.................................................    3
  Committees and Meetings..........................................................    6
  Compensation of Directors........................................................    6
Executive Compensation.............................................................    7
  Summary of Cash and Certain Other Compensation...................................    7
  Stock Options....................................................................    9
  Option/SAR Exercises and Holdings................................................   10
Compensation and Executive Development Committee Report on Executive Compensation..   10
  Description of the Executive Compensation Program................................   11
  1993 Chief Executive Officer Pay.................................................   13
Pension Plan.......................................................................   14
Performance Graphs - Shareholder Return on Common Stock............................   15
Transactions with Management and Others............................................   16
Certain Business Relationships.....................................................   17
PROPOSAL 2 - Proposal to Adopt the 1994 Incentive Stock Plan.......................   17
PROPOSAL 3 - Proposal to Adopt the Stock Purchase Plan.............................   22
PROPOSAL 4 - Stockholder Proposal..................................................   23
  Board of Directors Statement in Opposition to Stockholder Proposal...............   24
Vote Required for Approval.........................................................   25
Compliance with Section 16(a) of the Exchange Act..................................   25
Independent Auditors...............................................................   25
Stockholder Proposals..............................................................   25
Other Matters......................................................................   25
Availability of Form 10-K Annual Report............................................   26

APPENDIX A - The Coastal Corporation 1994 Incentive Stock Plan.....................  A-1
APPENDIX B - The Coastal Corporation Stock Purchase Plan...........................  B-1



                                      (i)

                            THE COASTAL CORPORATION

                                PROXY STATEMENT

   The enclosed proxy is being solicited by the Board of Directors of The Coastal Corporation ("Coastal" or the "Company"), Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, telephone number (713) 877-1400, for use at the 1994 Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on May 5, 1994, at the Stouffer Presidente Hotel, Greenway Plaza, Houston, Texas, or any adjournments thereof. Certain directors, officers and employees of the Company will solicit proxies by telephone, telegram, mail or personal contact at the Company's expense. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $6,000 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy material at the Company's expense to their principals. This proxy statement is being mailed on or about March 29, 1994 to stockholders of record on March 16, 1994.

   The purpose of the Meeting is for the stockholders of the Company (1) to elect four Class II directors to terms of office expiring at the 1997 Annual Meeting of Stockholders; (2) to consider and act on the Company's 1994 Incentive Stock Plan; (3) to consider and act on the Company's Stock Purchase Plan; (4) to consider and act on a stockholder proposal, which is opposed by the Board of Directors; and (5) to transact such other business as may properly come before the Meeting or any adjournments thereof.

   The total number of shares of stock of the Company outstanding and entitled to vote at the Meeting is 104,832,796: consisting of 64,403 shares of $1.19 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), 87,398 shares of $1.83 Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), and 35,252 shares of $5.00 Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are referred to herein collectively as the "Preferred Stock"), 104,218,335 shares of Common Stock, and 427,408 shares of Class A Common Stock. Each share of Common Stock or Preferred Stock entitles the holder to one vote with respect to all matters to come before the Meeting and all of such shares will vote together as a single class. Except with respect to the election of one of the four Class II directors, each share of Class A Common Stock entitles the holder to 100 votes with respect to all matters to come before the Meeting, voting with the Common Stock and the Preferred Stock. In the election of directors, the Class A Common Stock will vote, together as a class with the Common Stock and Preferred Stock, for the election of three of the four Class II directors standing for election. The Common Stock and Preferred Stock will vote together as a class for the election of the one remaining Class II director standing for election. Only holders of voting securities of record at the close of business on March 16, 1994 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Management knows of no person that owns beneficially more than five percent (5%) of the outstanding shares of any class of voting securities of the Company, other than as set forth below under "Stock Ownership." The aggregate of all shares entitled to vote at the meeting have 147,146,188 votes. A quorum consists of a majority of the votes entitled to be cast, or 73,573,095 votes.

   The Annual Report of the Company for the year ended December 31, 1993, including financial statements, is being mailed on or about March 29, 1994, together with this Proxy Statement to all stockholders of record as of March 16, 1994, except for accounts where the stockholder has filed a written request to eliminate duplicate reports. Additional copies of the Annual Report are available without charge, upon request. See "Availability of Form 10-K Annual Report."

   Each properly executed proxy received at or before the Meeting on May 5, 1994 will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class II directors, FOR the proposals to approve the 1994 Incentive Stock Plan and Stock Purchase Plan and AGAINST the stockholder proposal. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is voted by giving written notice to the Secretary of the Company, or by a stockholder personally voting his or her shares at the Meeting, or by giving a later dated proxy.

                                STOCK OWNERSHIP

   The following table sets forth information, as of March 16, 1994, with respect to each person known or believed by the Company to be the beneficial owner, who has or shares voting and/or investment power (other than as set forth below), of more than five percent (5%) of any class of its voting securities.


  NAME AND ADDRESS                                                              PERCENT (%)
OF BENEFICIAL OWNER                  TITLE OF CLASS       NUMBER OF SHARES      OF CLASS (1)
- --------------------                 --------------       -----------------    -------------

O. S. Wyatt, Jr.                  Class A Common Stock          154,577(2)          35.0
Chairman of the Board
of Coastal
Nine Greenway Plaza
Houston, Texas 77046-0995

Trustee/Custodian under the            Common Stock          13,663,166(3)          13.0
Thrift, ESOP and Pension Plans     Class A Common Stock          83,758(3)          18.9
of Coastal and its subsidiaries
Texas Commerce Bank
 National Association
600 Travis, 10th Flr.
Houston, Texas  77002

The Prudential Insurance                Common Stock          6,044,025              5.8
 Company of America
Prudential Plaza
Newark, New Jersey 07102-3777

Isabel H. Long                      Series A Preferred           28,976             45.0
485 S. Parkview Ave.,                     Stock
Columbus, Ohio  43209-1075

The DeZurik Family                  Series C Preferred           35,252(4)         100.0
c/o David DeZurik                         Stock
2460 S.E. 8th St.
Pompano Beach, Florida 33062

__________
   (1) Class includes presently exercisable stock options held by directors and executive officers.

   (2) Includes 7,354 shares of Class A Common Stock owned by the spouse and a son of Mr. Wyatt, as to which shares beneficial ownership is disclaimed.

   (3) The Trustee/Custodian is the record owner of these shares; and also is the record owner of 969 shares of the Series B Preferred Stock, each of which is convertible into 3.6125 shares of Common Stock and 0.1 share of Class A Common Stock. Voting instructions are requested from each participant in the Thrift Plan and ESOP and from the trustees under a Pension Trust. Absent voting instructions, the Trustee is permitted to vote Thrift Plan shares on any matter, but has no authority to vote ESOP shares or Pension Plan shares. Nor does the Trustee/Custodian have any authority to dispose of shares except pursuant to instructions of the administrator of the Thrift Plan and ESOP or pursuant to instructions from the trustees under the Pension Trust.

   (4) Members of the DeZurik family acquired the Series C Preferred Stock in connection with a 1972 Agreement of Merger involving the acquisition of Colorado Interstate Gas Company, a subsidiary of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are fourteen directors: four directors whose terms of office expire at the 1994 Annual Meeting; four directors whose terms of office expire at the 1995 Annual Meeting; and six directors whose terms of office expire at the 1996 Annual Meeting. Information regarding each of the incumbent directors is set forth herein under the headings "Information Regarding Directors," "Executive Compensation," and "Certain Business Relationships." At the 1994 Annual Meeting, the stockholders will be asked to elect four Class II directors.

   The four nominees for Class II director, each of whom is presently serving in that capacity, and whose new terms would expire at the 1997 Annual Meeting of Stockholders, are: David A. Arledge, George L. Brundrett, Jr., L. D. Wooddy, Jr. and O. S. Wyatt, Jr.

   The holders of Common Stock, voting as a class with the Preferred Stock, are entitled to elect 25% of the Company's directors standing for election at each meeting held for the election of directors. Mr. Arledge has been nominated by the Board of Directors to stand for election by the holders of Common Stock and Preferred Stock at the 1994 Annual Meeting. Each share of Common Stock and Preferred Stock has one vote for the election of this director. All directors and executive officers as a group own shares representing 3.6% of the votes entitled to be cast for the election of Mr. Arledge.

   The holders of Common Stock, Preferred Stock and Class A Common Stock, voting together as a class, are entitled to elect the remaining 75% of the Company's directors standing for election. Messrs. Brundrett, Wooddy and Wyatt have been nominated by the Board of Directors to stand for election by the holders of Common Stock, Preferred Stock and Class A Common Stock at the 1994 Annual Meeting. Each share of Common Stock or Preferred Stock has one vote for the election of these three directors. Each share of Class A Common Stock has 100 votes for the election of these three directors. Holders of Class A Common Stock entitled to vote at the Meeting have 42,740,806 votes of a total of 147,146,188 votes, or 29.0% of the votes entitled to be cast. All directors and executive officers as a group own shares representing 15.3% of the votes entitled to be cast for the election of Messrs. Brundrett, Wooddy and Wyatt.

   If any nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person, if any, designated by the Board of Directors.

   The enclosed form of proxy provides a means for stockholders to vote for the election of the Class II directors listed above, to withhold authority to vote for one or more of such directors, or to withhold authority to vote for all of such directors. Unless a stockholder who withholds authority votes for the election of one or more other persons at the Meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors, assuming that a quorum is present at the Meeting.

                        INFORMATION REGARDING DIRECTORS

   The following table sets forth information, as of March 16, 1994, regarding each of the then current directors, including Class II directors standing for election, and all directors and executive officers as a group. Each director has furnished the information with respect to age, principal occupation and ownership of shares of stock of the Company. As of such date, Messrs. Bissell, Burrow, Chapin, Cordes, Gates and Katzin were the Class I directors whose terms expire in 1996; Messrs. Arledge, Brundrett, Wooddy and Wyatt were the Class II directors whose terms expire in 1994; and Messrs. Buck, Johnson, Marshall and McDade were the Class III directors whose terms expire in 1995.

                                  OFFICES WITH COASTAL                              NUMBER OF SHARES
  NAME, (AGE), YEAR                 AND/OR PRINCIPAL                                   BENEFICIALLY        PERCENT (%)
FIRST BECAME DIRECTOR                 OCCUPATION             TITLE OF CLASS              OWNED(1)           OF CLASS*
- -----------------------------  --------------------------    --------------          ----------------      ----------

O. S. Wyatt, Jr.               Chairman of the Board and      Common Stock              3,183,935(2)            3.0
(69), 1955                     Chief Executive Officer        Class A Common Stock        154,577(2)           35.0

Harold Burrow                  Vice Chairman of the Board;    Common Stock                156,693(2)
(79), 1973                     Chairman of Colorado           Class A Common Stock         13,602               3.1
                               Interstate Gas Company

David A. Arledge               President and                  Common Stock                158,342
(49), 1988                     Chief Operating Officer        Class A Common Stock         13,484               3.1

John M. Bissell                Chairman and Chief Executive   Common Stock                  4,575
(63), 1985                     Officer of Bissell Inc.        Class A Common Stock            -0-

George L. Brundrett, Jr.       Attorney; Former Senior Vice   Common Stock                  4,910
(72), 1973                     President and General Counsel
                               of the Company                 Class A Common Stock          2,290

Ervin O. Buck                  Former Vice Chairman of Texas  Common Stock                 25,243
(89), 1973                     National Bank of Commerce      Class A Common Stock            -0-

Roy D. Chapin, Jr.             Former Chairman and            Common Stock                  3,250(2)
(78), 1988                     Chief Executive Officer        Class A Common Stock            -0-
                               of American Motors
                               Corporation

James F. Cordes                Executive Vice President;      Common Stock                105,117
(53), 1985                     President of American          Class A Common Stock            -0-
                               Natural Resources
                               Company; President, Natural
                               Gas Group

Roy L. Gates                   Retired; Ranching and          Common Stock                  4,095
(65), 1969                     Investments                    Class A Common Stock          2,736

Kenneth O. Johnson             Senior Vice President          Common Stock                 89,308
(73), 1988                                                    Class A Common Stock          9,604               2.2

Jerome S. Katzin               Retired; Former Managing       Common Stock                  1,803(2)
(75), 1983                     Director of Shearson           Class A Common Stock            -0-
                               Lehman Brothers Inc.

J. Howard Marshall, II         Retired; Former Executive of   Common Stock                 11,924(2)
(89), 1973                     Allied Chemical Corporation,   Class A Common Stock            600(2)
                               Ashland Oil and Refining
                               Company and Signal
                               Oil and Gas Company

Thomas R. McDade               Senior Partner, Law Firm of    Common Stock                    500
(61), 1993                     McDade and Fogler, Houston     Class A Common Stock            -0-

L. D. Wooddy, Jr.              Retired; Former President
(67), 1992                     of Exxon Pipeline Company      Common Stock                  1,000
                                                              Class A Common Stock            -0-

All directors and executive officers as a group               Common Stock              4,393,491(3)            4.2
(33 persons, including the above)                             Class A Common Stock        202,129(3)           45.7

* Less than one percent unless otherwise indicated. Class includes outstanding shares and presently exercisable stock options held by directors and executive officers. Excluding presently exercisable stock options, directors and executive officers as a group would own 187,501 shares of Class A Common Stock, which would constitute 43.9% of the shares of such class.

   (1) Except for the shares referred to in Notes 2 and 3 below, and the shares represented by presently exercisable stock options, the holders are believed by Coastal to have sole voting and investment power as to the shares indicated. Amounts include shares in Coastal ESOP and Thrift plans, and presently exercisable stock options held by Messrs. Burrow (14,189 shares of Common Stock), Arledge (140,960 shares of Common Stock and 13,412 shares of Class A Common Stock), Cordes (89,786 shares of Common Stock), and Johnson (60,415 shares of Common Stock).

   (2) Includes shares owned by the spouse and a son of Mr. Wyatt (266,295 shares of Common Stock and 7,354 shares of Class A Common Stock), by the spouse of Mr. Burrow (5,000 shares of Common Stock), by the spouse of Mr. Chapin (1,000 shares of Common Stock) and by the spouse of Mr. Katzin (928 shares of Common Stock), as to which shares beneficial ownership is disclaimed; also includes shares owned by the estate of the late Mrs. Marshall (4,362 shares of Common Stock and 100 shares of Class A Common Stock).

   (3) Includes presently exercisable stock options to purchase 629,038 shares of Common Stock and 14,628 shares of Class A Common Stock; also includes 280,239 shares of Common Stock and 7,354 shares of Class A Common Stock owned by spouses and children, as to which shares beneficial ownership is disclaimed; also includes 4,362 shares of Common Stock and 100 shares of Class A Common Stock owned by the estate named in Note 2 above. In addition, one executive officer owns 8 shares of Series B Preferred Stock, each of which is convertible into 3.6125 shares of Common Stock and 0.1 share of Class A Common Stock.

   No incumbent director is related by blood, marriage or adoption to another director or to any executive officer of the Company or its subsidiaries or affiliates.

   Except as hereafter indicated, the above table includes the principal occupation of each of the directors during the past five years. The listed executive officers have held various executive positions with Coastal, American Natural Resources Company, ANR Pipeline Company and/or Colorado Interstate Gas Company during the five-year period.

   Mr. Bissell is a member of the Boards of Directors of Old Kent Financial Corporation and Batts Inc.

   Mr. Cordes is a member of the Boards of Directors of Comerica Inc. and Royal Group, Inc.

   Mr. Katzin is a member of the Board of Directors of Qualcomm Incorporated.

   Mr. Marshall is a member of the Boards of Directors of Missouri-Kansas-Texas Railroad Company and Presidio Oil Company.

   Mr. McDade is a trial lawyer and the founding senior partner of the Houston law firm of McDade & Fogler. Prior to forming McDade & Fogler he was a senior partner in the Houston law firm of Fulbright & Jaworski.

   Messrs. Arledge, Burrow, Cordes and Wyatt are directors of Colorado Interstate Gas Company. Mr. Cordes is a director of ANR Pipeline Company. Both of these subsidiaries of the Company are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

COMMITTEES AND MEETINGS

   The Company's Board of Directors has an Executive Committee which consists of Messrs. Wyatt (Chairman), Buck, Burrow, Cordes and Marshall which has general authority to act in the management and business affairs of the Company when the full Board is not in session, except for the review of capital expenditures in excess of $15,000,000.

   As permitted by the General Corporation Law of the State of Delaware and the Company's By-Laws, the Board of Directors and the Executive Committee took various corporate actions during 1993 by means of unanimous written consent. These actions included approval or review of certain capital expenditures, credit arrangements, corporate guarantees, elections of officers, establishment of bank accounts and similar authorizations.

   During 1993, the Board of Directors held 9 meetings and also approved 14 separate actions by unanimous consent. The Executive Committee held 2 meetings and also approved 70 separate actions by unanimous consent.

   Each incumbent director attended a minimum of 87% of the aggregate of (i) the 1993 meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board on which he served.

   The Company also has an Audit Committee consisting of Messrs. Buck (Chairman), Bissell, Gates and Katzin which meets periodically to review the results of operations of the Company with members of the Company's staff who are responsible for accounting matters and from time to time with the Company's independent auditors, Deloitte & Touche. During 1993, the Audit Committee met 7 times.

   In addition, the Company has a Compensation and Executive Development Committee which consists of Messrs. Bissell (Chairman), Chapin and Katzin which meets from time to time to review compensation, stock option awards and other matters concerning remuneration of employees of the Company. During 1993, the Compensation and Executive Development Committee met 7 times and also approved 8 separate actions by unanimous consent.

   The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

   There is a limitation of $60,000 per annum on director fees paid to any non-officer director. During 1993, each director, except Messrs. Wyatt, Burrow, Arledge, Cordes and Johnson received directors' fees at the annual rate of $24,000 for services as a director; in addition, Messrs. Buck and Marshall each received fees of $24,000 for services as a member of the Executive Committee; Messrs. Bissell and Katzin each received fees of $24,000 for services as a member of the Audit Committee; Mr. Gates, who was elected to the Audit Committee in February, 1993, received fees of $22,000 for services as a member of that committee; Mr. Buck received fees of $12,000 for serving as a member of the Audit Committee; Messrs. Bissell and Katzin each received fees of $12,000 for services as a member of the Compensation and Executive Development Committee. Mr. Chapin received fees of $15,000 for services as a member of the Compensation and Executive Development Committee. In September, 1993, Messrs. Wyatt, Burrow, Arledge, Cordes and Johnson agreed to relinquish their right to receive directors' fees in any capacity and, except for Mr. Wyatt, each received a one-time stock option reflected in the stock option grant table entitled "Options/SAR Grants in Last Fiscal Year (1993)" herein. Through September, 1993, each such person had received directors' fees and/or Executive Committee fees of $36,000, $36,000, $18,000, $36,000 and $18,000, respectively. Directors can elect to defer the receipt of all or any portion of their directors' compensation (including interest thereon at a market-related rate) until termination of service as a director.

   Mr. McDade's firm received a retainer of $250,000 for legal services rendered to the Company in 1993; and has received the same retainer for legal services rendered and to be rendered in 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table sets forth information for the fiscal years ended December 31, 1993, 1992 and 1991 as to cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four most highly compensated executive officers other than the CEO (the "Named Executive Officers"). The table also sets forth the cash compensation paid to James R. Paul, CEO through July 20, 1993, including Long Term Incentive Plan ("LTIP") cash compensation.

                           SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                                                                   ----------------------
                                Annual Compensation(1)               Awards       Payouts
                         -------------------------------------     -----------    -------
                                                                   Securities                  All Other
                                                                   Underlying       LTIP        Compen-
Name and                                                            Options/      Payouts       sation
Principal Position       Year      Salary ($)     Bonus ($)(3)     SARs (#)(4)       ($)         $(5)
- ------------------       ----      ----------     ------------     -----------    -------     ---------

O. S. Wyatt, Jr.,        1993       896,120            (3)             -0-          -0-        138,065
Chairman of the Board    1992       949,678(2)         -0-             -0-                     164,474
(and CEO commencing      1991       849,093          300,000           -0-                     156,427
July 21, 1993)

David A. Arledge,        1993       455,211            (3)            38,848        -0-         60,042
President, Chief         1992       445,858(2)        60,000          35,000                    72,794
Operating Officer        1991       398,635          140,000          35,000                    79,328
and Director

James R. Paul,           1993       658,664            -0-             -0-         45,000       76,000
President, CEO and       1992       648,724(2)         -0-            40,000                   159,148
Director (through        1991       580,015          266,666          40,000                   172,401
July 20, 1993)

James F. Cordes,         1993       558,300            (3)            32,094        -0-        114,789
Executive V.P.           1992       507,721(2)        60,000          25,000                   136,618
and Director             1991       453,946          160,000          25,000                   136,816

Sam F. Willson, Jr.,     1993       334,062            (3)            15,000        -0-         28,600
Executive V.P.           1992       344,603(2)        60,000          15,000                    29,443
                         1991       334,062          150,000          15,000                    31,225

Harold Burrow,           1993       292,614           52,000          14,189        -0-         80,033
Vice Chairman of         1992       359,117(2)         -0-             -0-                     104,229
the Board                1991       345,816            -0-             -0-                     103,165
- ------------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of annual salary and bonus for any named individual.

(2) Due to the Company's practice of paying bi-weekly, there is one extra pay period reflected in the 1992 salary. Normally there are 26 pay periods, but approximately once every 11 years there are 27 pay periods; 1992 was such a year.

(3) The bonuses shown in the table represent the amount awarded for performance in the year indicated. With the exception of Mr. Burrow, bonuses for 1993 will not be finalized until after preliminary results for the 1994 first quarter are known. These bonuses will be reported in the Proxy Statement for the 1995 Annual Meeting. Mr. Burrow's bonus was paid in full in 1993. Bonuses for 1992 were paid or are payable in equal installments over a three-year period, provided the employee is still employed on the anniversary date of the award. The 1991 bonuses were payable in equal installments in 1992 and 1993.

(4) The options do not carry any stock appreciation rights.

(5) All Other Compensation for 1993 consists of: (i) directors' fees paid by Company, American Natural Resources Company and Colorado Interstate Gas Company (O. S. Wyatt, Jr. $66,375; David A. Arledge $18,000; James R. Paul $51,625; James F. Cordes $66,375; Sam F. Willson, Jr. $-0-; and Harold Burrow $56,624); (ii) cash payments for relinquishing certain stock appreciation rights (O. S. Wyatt, Jr. $ -0-; David A. Arledge $5,625; James
    R. Paul $9,375; James F. Cordes $3,750; Sam F. Willson, Jr. $1,875; and Harold Burrow $-0-); (iii) Company contributions to the Coastal Thrift Plan (O. S. Wyatt, Jr. $15,000; David A. Arledge $15,000; James R. Paul $15,000; James F. Cordes $15,000; Sam F. Willson, Jr. $15,000; and Harold Burrow $15,000); and (iv) certain payments in lieu of Thrift Plan contributions (O.
    S. Wyatt, Jr. $56,690; David A. Arledge $21,417; James R. Paul $-0-; James
    F. Cordes $29,664; Sam F. Willson, Jr. $11,725; and Harold Burrow $8,409).

    Mr. Cordes is employed pursuant to a five-year employment contract expiring in 1995, which provides that if he is terminated for a reason not permitted by the employment contract, he will be entitled to receive for the remainder of the term the salary, employee benefits, perquisites, salary increases, bonuses and other incentive compensation which he would have received had he not been terminated. Such reasons are a significant change in title, duties, authorities or reporting responsibilities, a reduction in salary or benefits or a move of the location of his office to a location not acceptable to him.

STOCK OPTIONS

   The following table sets forth information with respect to stock options granted on November 4, 1993 and December 8, 1993 for the fiscal year ended December 31, 1993 to the Named Executive Officers.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (1993)

                       Number of   Percent of Total
                      Securities     Options/SARs
                      Underlying      Granted to       Exercise                Grant Date
                     Options/SARs    Employees in        Price    Expiration    Present
      Name            Granted(1)    Fiscal Year(4)     ($/Sh)        Date     Value ($)(5)
      ----           ------------  ----------------  -----------  ----------  ------------

O. S. Wyatt, Jr.         -0-            -0-              -0-                       -0-

David A. Arledge         3,848(2)       1.25            27.00      11/3/2003      44,156
                        35,000(3)      11.40            26.50      12/7/2003     370,072

James R. Paul            -0-            -0-              -0-                       -0-

James F. Cordes          7,094(2)       2.31            27.00      11/3/2003      81,404
                        25,000(3)       8.14            26.50      12/7/2003     264,337

Sam F. Willson, Jr.     15,000(3)       4.88            26.50      12/7/2003     158,602

Harold Burrow           14,189(2)       4.62            27.00      11/3/2003     162,819
- ------------------

(1) Options expire ten years from the date of issuance and are granted at the fair market value of the Common Stock of the Company on the date of grant. Options granted on November 4, 1993 vested in full immediately. Options granted on December 8, 1993, vest in full on the second anniversary of the date of grant.

(2) Granted November 4, 1993 as a one-time grant for relinquishment of directors fees.

(3) Granted December 8, 1993.

(4) The options do not carry any stock appreciation rights. The option information included in the table does not include grants made on March 4, 1993 for the fiscal year ended December 31, 1992 which (except for Mr. Willson) were reported in the 1993 Proxy Statement. These grants were at $26.06 per share as follows: O. S. Wyatt, Jr. -0-; David A. Arledge 35,000 shares; James R. Paul 40,000 shares; James F. Cordes 25,000 shares; Sam F. Willson, Jr. 15,000 shares; and Harold Burrow -0-.

(5) Based on the Black-Scholes option pricing model expressed as a ratio (.425 for options granted on November 4, 1993; .399 for options granted on December 8, 1993) x exercise price x number of shares. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions that include (i) a stock price volatility of .2786, calculated using monthly stock prices for the three years prior to the grant date, (ii) an interest rate of 6.10%, (iii) a dividend yield of 1.44% and (iv) an option exercise term of ten years. No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. The SEC requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation, which is based on certain assumptions, including the assumption that the option will be held for the full ten-year term prior to exercise. Studies conducted by the Company's independent consultants indicate that options are usually exercised before the end of the full ten-year term.

OPTION/SAR EXERCISES AND HOLDINGS

   The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the fiscal year ("FY") ended December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUES (1993)

                                                               Number of
                                                               Securities           Value of
                                                               Underlying          Unexercised
                                                               Unexercised        In-the-Money
                                                              Options/SARs        Options/SARs
                                                              at FY-End (#)      at FY-End ($)(1)

                      Shares Acquired                          Exercisable/        Exercisable/
        Name          on Exercise (#)   Value Realized ($)     Unexercisable       Unexercisable
- -------------------   ---------------   ------------------   -----------------   -----------------

O. S. Wyatt, Jr.             -0-                -0-              -0- /  -0-         -0-  /  -0-


David A. Arledge             -0-                -0-          154,372 / 116,001   682,448 / 120,400


James R. Paul              330,917          2,950,384         42,750 /  -0-         -0-  /  -0-


James F. Cordes              -0-                -0-           89,786 /  82,001   307,534 /  86,000


Sam F. Willson, Jr.          -0-                -0-           22,149 /  51,000    16,380 /  51,600


Harold Burrow               23,750            454,813         14,189 /  -0-       14,189 /  -0-

- ------------------

(1) $-based on the market price of $28.00 at December 31, 1993.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graphs on page 15 shall not be incorporated by reference into any such filings.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

   The Coastal Corporation executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide levels of compensation that are competitive and incentive compensation programs that reward executives for performance. In designing and administering its executive compensation program, Coastal attempts to strike an appropriate balance among these objectives, each of which is discussed in greater detail below.

PROVIDING COMPETITIVE LEVELS OF COMPENSATION

   The Company attempts to provide its executives with a total compensation package that - at expected levels of performance - is competitive with those provided to executives who hold comparable positions or have similar qualifications in other organizations of our size. The company targets the market 50th percentile for its total compensation program.

   The Company estimates an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys, and compensation consultants. This information is used in creating the basic structure of our program. While the Company reviews compensation information for the same companies used in the total shareholder return graphs contained in this proxy, greater emphasis is paid to published and private survey sources which provide market compensation information for companies of comparable size to Coastal.

   It should be noted that the value of an executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, its actual value will, of course, exceed or fall below competitive levels depending on performance.

ENSURING INCENTIVE COMPENSATION VARIES WITH PERFORMANCE

   The Company's incentive plans are largely designed to ensure that incentive compensation varies in a manner consistent with the financial performance of the Company and/or its various business units. Individual performance is also considered in Coastal's incentive plans, but is addressed in a qualitative/non-formula fashion.

   It should be noted, however, that the Company's various incentive plans each serve somewhat different purposes and, as such, employ different measures of financial performance and cover different periods of time. Accordingly, an executive's total compensation will not typically vary based on any single measure of Company or business unit performance over a particular period of time.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

   This section describes each of the principal elements of the Company's executive compensation program with specific references to the objectives discussed above.

BASE SALARY PROGRAM

   The long-term objective of Coastal's base salary program for key management positions is to provide competitive base salaries that are typically between the market 50th and 75th percentiles of salaries for similar positions at companies similar in size to Coastal. We believe it is crucial to provide strongly competitive salaries over time in order to attract and retain managers who are highly talented.

   Salary adjustments for Coastal are based on three factors: general levels of market salary increases, individual performance, and Coastal's overall financial results. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

   Consistent with the Company's pay-for-performance philosophy, in September 1993 Mr. Wyatt and Mr. Arledge voluntarily recommended to the Committee and the Committee accepted the recommendation to reduce their salaries to January 1991 levels. This recommendation was made as a result of the Company's 1991, 1992 and early 1993 performance falling below plan and was intended to show the commitment to focus on the critical goal of enhancing shareholder value.

THE ANNUAL BONUS PLAN

   The objectives of the Annual Bonus Plan are to motivate and reward the accomplishment of corporate annual objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid upon the achievement of performance objectives established for the fiscal year and an assessment of management's contributions to the Company for the year.

   Targeted bonus award levels are determined for plan eligible positions each year using data obtained from an independent consultant. Target bonus levels reflect competitive market norms (slightly below the market 50th percentile). Together with base salary, the annual bonus opportunities support Coastal's philosophy of providing competitive total annual compensation opportunities.

   A bonus pool is established each year based on the Company's overall performance against measures established jointly by the Committee and management. In fiscal year 1993, the key performance measure considered was earnings before interest and taxes ("EBIT") against plan. This measure was weighted 50% of the total bonus program. In 1993, Coastal's EBIT performance was above threshold but below target, resulting in the EBIT portion of the bonus pool being below target. The remaining 50% of the annual bonus opportunity in 1993 was designed to serve as a discretionary annual bonus pool. Although no formula performance measures were used in establishing the size of awards under this portion of the plan, the Committee did consider the EBIT performance of each business unit, progress made toward improving the Company's operational and financial performance, the need to reward unique individual contributions, and a comparison of return on total capital and return on equity compared to the industry peer group (the Value Line Diversified Natural Gas Group which is the same industry peer group in the performance graphs). The size of the 1993 discretionary bonus pool element was established well below the target level based on the qualitative performance assessment described above, but the Committee did consider the very positive results obtained during the latter part of the year.

   Individual awards from the established bonus pool are recommended by senior management, with advice and consent from the Committee. Individual awards from the pool are based on business unit and individual employee performance, future potential, and the current marketability of each participant. All individual performance assessments are conducted in a non-formula fashion. The total bonus awards made may not exceed the amount of funds in the bonus pool.

   Although the 1993 bonus pool and individual awards from that pool will be based on 1993 performance, management and the Committee decided to delay the final decision and payment of the awards (other than to Mr. Burrow, whose bonus is reflected in the Summary Compensation Table) until after the first quarter 1994 preliminary financial results are known. The year 1993 saw significant improvement in many segments of the Company during the latter months and this will allow management and the Committee to ensure that individuals are rewarded for sustained performance.

THE LONG-TERM INCENTIVE PLAN

   Coastal's current long-term incentive plan focuses on stock option plans. Stock options align the interests of employees and shareholders by providing value to the employee only when the stock price increases. Options granted in 1993 to the executive officers named in the Compensation Table and certain other executive officers were granted at 100% of the market value of the stock on the date of grant.

   All options have terms of 10 years and are generally (with the exception of the special grants discussed below) fully exercisable within 6 years of the date of the grant. The exercise price is payable in cash, shares of Company stock, broker-financed cashless exercise, or some combination of these approaches. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

   Coastal's overall stock option grant levels are established by considering competitive market data on grant levels, and an appropriate overall level of shares reserved for such plans in the market. Individual option grants are based on the level of each participant in the Company and individual performance (measured qualitatively). Also, the Committee does consider the size of past stock option grants in establishing new stock option grant levels.

   Coastal's practice in recent years has been to make the number of shares included in stock option grants at or slightly below the market 50th percentile. In 1993, however, the Company made two special stock option grants which included the executive officers shown in the Summary Compensation Table, except Messrs. Wyatt and Paul. The first was a one-time grant made in November of 1993 (other than to Mr. Wyatt who declined an option grant) which was intended to compensate for discontinuing the practice of paying board fees to management directors. These options are immediately exercisable. The second grant, made in December 1993, was a special grant to operating heads and key officials and was intended to provide a strong incentive for improvement in financial results tied to Coastal's two-year operating plan. These options are exercisable in full at the end of two years.

   The Committee has also proposed and the Board of Directors has approved the 1994 Incentive Stock Plan for shareholder approval (the plan document is provided in this Proxy Statement as Appendix A). The Committee and the Board of Directors believe that the incentive opportunities under the proposed plan will provide a crucial link between the interests of shareholders and those of key employees of the Company. Although the Committee intends to use stock options as the principal long-term incentive award, a more flexible plan is recommended so that the Committee has discretion in determining the most appropriate form of long-term incentive award in a given year. We believe it is in the shareholders' interest for the Committee to have this flexibility in order to provide long-term incentives in any given period that best fit the Company's strategy and allow the Committee to respond to potential regulatory and legislative changes impacting long-term incentive practices.

1993 CHIEF EXECUTIVE OFFICER PAY

   In July 1993, Mr. Paul stepped down as the Company's CEO and Mr. Wyatt assumed the position of CEO. Thus, this section discusses actions involving Mr. Wyatt's compensation in 1993.

Base Salary - As discussed above, Mr. Wyatt's salary was reduced from an annual
- -----------
rate of $920,160 to $852,000 in September, 1993. This reduction of salary to January 1991 levels was intended to focus on improving shareholder value, and reinforce the pay-for-performance philosophy. This action was taken by the Committee upon the recommendation of Mr. Wyatt.

Annual Bonus - As discussed above, the award of a bonus for 1993 performance has
- ------------
been deferred until after the first quarter 1994 preliminary results are determined. The award will be reported in the Proxy Statement for the 1995 Annual Meeting of Stockholders.

Stock Options - Mr. Wyatt refused any stock options in 1993.
- -------------

$1 MILLION PAY DEDUCTIBILITY CAP

   In 1993, the U.S. Treasury Department issued proposed regulations that limit, with certain exemptions, the tax deduction on compensation paid to the top five executive officers to $1 million. To address the $1 million pay deductibility cap issue, the proposed 1994 Incentive Stock Plan has been structured so that stock options (which are intended to be the primary long-term incentive vehicle for the present time) and performance-based stock awards qualify for an exemption from the $1 million pay deductibility limit.

   Also, at the present time, the CEO is the only executive whose base salary plus target bonus exceeds $l million. In order to preserve the Company's tax deduction for the CEO's base salary plus bonus, the Company has established a non-qualified deferred compensation program for Mr. Wyatt. Under this program, any annual incentive awards that bring Mr. Wyatt's cash compensation to a level over $1 million will be deferred so that payments occur after Mr. Wyatt is no longer a proxy-named executive, thus preserving the deductibility of the compensation for the Company. Finally, the Committee plans to review the final regulations and, if appropriate, take necessary actions in the future to avoid losing tax deductions related to compensation for Mr. Wyatt and other key employees.

                                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

                                John M. Bissell, Chairman
                                Roy D. Chapin, Jr.
                                Jerome S. Katzin

PENSION PLAN

   The following table shows for illustration purposes the estimated annual benefits payable under the Pension Plan and the Company's Replacement Pension Plan described below upon retirement at age 65 based on the compensation and years of credited service indicated.

                               PENSION PLAN TABLE

                                  YEARS OF CREDITED SERVICE
                    --------------------------------------------------------
  5-YEAR FINAL
  AVERAGE PAY       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
- ----------------    --------    --------    --------    --------    --------
$125,000........    $ 34,403    $ 45,871    $ 57,339    $ 68,806    $ 68,118
 150,000........      41,903      55,871      69,839      83,806      83,118
 175,000........      49,403      65,871      82,339      98,806      98,118
 200,000........      56,903      75,871      94,839     113,806     113,118
 225,000........      62,610      83,480     104,351     125,221     124,532
 250,000........      62,610      83,480     104,351     125,221     124,532

(A) Compensation covered under the Pension Plan for Employees of the Company and the Company Replacement Pension Plan generally includes only base salary and is limited to $235,840 for 1993.

(B) At December 31, 1993 each of the individuals named in the Summary Compensation Table had covered salary of $235,840 and the following years of credited service: Mr. Wyatt, 38 years; Mr. Arledge, 13 years; Mr. Paul, 20 years; Mr. Cordes, 16 years; Mr. Willson, 21 years; and Mr. Burrow, 19 years.

(C) The normal form of retirement income is a straight life annuity. Benefits payable under the Pension Plan are subject to offset by 1.5% of applicable monthly social security benefits multiplied by the number of years of credited service (up to 33 1/3 years).

   The Employee Retirement Income Security Act of 1974, as amended by subsequent legislation, limits the retirement benefits payable under the tax-qualified Pension Plan. Where this occurs, the Company will provide to certain executives, including persons named in the Summary Compensation Table, additional nonqualified retirement benefits under a Company Replacement Pension Plan. These benefits, plus payments under the Pension Plan, will not exceed the maximum amount which the Company would have been required to provide under the Pension Plan before application of the legislative limitations, and are reflected in the above table.

            PERFORMANCE GRAPHS - SHAREHOLDER RETURN ON COMMON STOCK

                          FIVE-YEAR CUMULATIVE VALUES
                             $100 INVESTED 12/31/88
                              DIVIDENDS REINVESTED

                                               5 YEARS ENDED 12/31/1993
                                         ------------------------------------
                                         1989    1990    1991    1992    1993
                                         ----    ----    ----    ----    ----
Coastal..............................    $146    $144    $113    $111    $132
S&P 500..............................    $132    $128    $166    $179    $197
Index(1)(2)..........................    $140    $114    $103    $120    $146

                               YEAR ENDED 12/31

                     TEN-YEAR TWO MONTHS CUMULATIVE VALUES
                             $100 INVESTED 12/31/83
                              DIVIDENDS REINVESTED

                             10 YEARS 2 MONTHS ENDED 2/28/1994
             ------------------------------------------------------------------
             1984  1985  1986  1987  1988  1989  1990  1991  1882  1883  2/1994
             ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ------
Coastal....  $ 97  $179  $183  $183  $241  $347  $343  $270  $266  $314   $348
S&P 500....  $106  $140  $165  $165  $204  $268  $260  $339  $365  $401   $404
Index(1)(2)  $100  $108  $107  $107  $125  $181  $159  $143  $172  $214   $229

                                YEAR ENDED 12/31

(1) The Index is based on the Value Line Diversified Natural Gas Group - the Performance Graphs reflect total shareholder return weighted to reflect the market capitalization of the peer companies. The peer group is comprised of: Arkla, Burlington Res., Columbia, Consolidated Nat. Gas, Eastern Enterprises, Enron, Enserch, Equitable Res., KN Energy, Mitchell Energy, National Fuel Gas, Panhandle Eastern, Seagull Energy, Sonat, Southwestern Energy, Tenneco, Transco, Valero, and Williams Co's.

(2) Coastal excluded from Index.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

   In February 1987, Coastal Mart, Inc. ("Coastal Mart"), a subsidiary of the Company, entered into a ten-year lease/purchase agreement (with four 5-year options to renew) with Pester Marketing Company ("Pester Marketing") for 220 gasoline service stations located in the midwestern region of the United States. Jack Pester, a principal stockholder and Chief Executive Officer of Pester Marketing, subsequently became an employee, officer, and director of Coastal Mart and was elected a Senior Vice President of the Company. Mr. Pester is no longer active in the management of Pester Marketing, and his stock interest in that company has been placed in trust.

   The initial lease term provides for monthly rents ranging from $408,000 to $600,000; Coastal Mart has the option to acquire the service stations during and after the tenth year of the lease at a purchase price of approximately $52 million in the tenth year and which escalates thereafter based on the Consumer Price Index. The obligations of Coastal Mart are guaranteed by the Company. Lease payments in 1993 were approximately $4.5 million. In addition, during 1993, Coastal Mart received net repayments under the lease/purchase agreement of approximately $515,000 (recoverable from lease payments) from Pester Marketing. Pester Marketing and certain affiliates are parties to a Chapter 11 reorganization proceeding in the U.S. Bankruptcy Court in Des Moines, Iowa. In part, the cash advances enabled Pester Marketing to obtain the release of the leased service stations from the Chapter 11 reorganization proceedings.

   In the opinion of the Company, the transactions with Pester Marketing were on terms no less favorable to Coastal Mart than could have been obtained in similar transactions with other third parties.

   The following table sets forth ownership of units of limited partnership interests in the Coastal 1985 Drilling Program, Ltd., Coastal 1985-B Drilling Program, Ltd., Coastal 1986 Drilling Program, Ltd., and Coastal 1987 Drilling Program, Ltd. by directors and all directors and executive officers as a group.


                                                 1985   1985-B   1986    1987
                                                $1,000  $1,000  $1,000  $1,000
Directors                                        unit    unit    unit    unit
- ------------------------------------------------------------------------------
O. S. Wyatt, Jr...............................   2,235     463     175     750
Harold Burrow.................................     174     233     258     100
David A. Arledge..............................      10      10      15       -
John M. Bissell...............................       -      73      92       -
George L. Brundrett, Jr.......................      34      71       -       -
Ervin O. Buck.................................     132      50     133     100
Roy D. Chapin, Jr.............................       -       -       -      20
James F. Cordes...............................       -       -      91       -
Roy L. Gates..................................       -       -       -       -
Kenneth O. Johnson............................      91       -      25       -
Jerome S. Katzin..............................      30      50      50       -
J. Howard Marshall, II........................     173     188     175     350
Thomas R. McDade..............................       -       -       -       -
L. D. Wooddy, Jr..............................       -       -       -       -
All directors and executive
 officers as a group (33
 persons, including the above)................   2,934   1,183   1,084   1,340


                        CERTAIN BUSINESS RELATIONSHIPS

   Mr. J. Howard Marshall, II is part of the family group which owns 16% of Koch Industries, Inc., to and from which the Company and/or its subsidiaries frequently purchase, sell and exchange crude oil and refined products in the ordinary course of business. Mr. Marshall is also a director of Koch Industries, Inc. During 1993, the Company and/or its subsidiaries purchased, sold and exchanged approximately 20,990,500 barrels of oil and refined products with Koch Industries, Inc. and/or its subsidiaries ("Koch") costing approximately $397,008,600. In addition, during 1993, subsidiaries of the Company had natural gas and natural gas liquids purchases, sales, transportation, gathering and compression fees of approximately $16,266,600 with Koch. It is anticipated that the Company and/or its subsidiaries will continue to enter into similar transactions with Koch in the ordinary course of business.

        PROPOSAL 2 - A PROPOSAL TO ADOPT THE 1994 INCENTIVE STOCK PLAN

   On March 3, 1994, the Board of Directors (the "Board") adopted The Coastal Corporation 1994 Incentive Stock Plan (the "1994 Stock Plan") under which a total of 2,000,000 shares of Common Stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options, restricted stock grants and/or stock awards. The Board believes that the shares of Common Stock made available under the 1994 Stock Plan will aid Coastal in retaining the services of key employees and attracting the best available personnel. Accordingly, the Board has approved and adopted the 1994 Stock Plan, subject to approval by the stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

   The full text of the 1994 Stock Plan is set forth in Appendix A to this Proxy Statement and reference is made thereto for a complete description. The following is a summary of the major provisions of the 1994 Stock Plan and is qualified by the full text thereof.

NUMBER OF SHARES

   A total of up to 2,000,000 shares of Common Stock are available for the granting of options, restricted stock grants and stock awards under the 1994 Stock Plan. If an option, restricted stock grant or stock award under the 1994 Stock Plan expires or terminates before it has been exercised or earned in full, the shares of Common Stock allocable to the unexercised portion of such option, restricted stock grant or stock award may again be subject to an option, restricted stock grant or stock award under the 1994 Stock Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant or stock award will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. The maximum aggregate number of shares with respect to which options, restricted stock grants or stock awards may be granted or issued to any employee under the 1994 Stock Plan during each year is 100,000 shares.

ADMINISTRATION

   The 1994 Stock Plan is administered by the Compensation and Executive Development Committee (the "Committee") of the Board of Directors of the Company, which consists of directors who are not employees of the Company and who are not eligible to receive options, restricted stock grants and stock awards. Except as provided below, the Committee has sole authority to determine which eligible employees of the Company receive options, restricted stock grants and stock awards under the 1994 Stock Plan, the times when options, restricted stock grants and stock awards are granted, the number of shares covered by the option, restricted stock grant or stock award in each case, the provisions of any agreement and when options may be exercised or when restricted stock grants or stock awards become vested. The directors currently serving on the Committee are John M. Bissell (Chairman), Roy D. Chapin, Jr. and Jerome S. Katzin.

STOCK OPTIONS

   Stock options may be granted by the Committee at prices determined in the discretion of the Committee, provided that the option price must be at least equal to the fair market value of the Common Stock on the date of grant. The option price is payable in cash, Common Stock or such other form of payment as may be determined by the Committee. On March 16, 1994 the fair market value of Common Stock on the New York Stock Exchange was $32.75 per share.

RESTRICTED STOCK GRANTS

   The Committee may grant to an eligible employee shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the 1994 Stock Plan.

STOCK AWARDS

   The Committee may award and cause the Company to issue shares of Common Stock to an eligible employee. Stock awards may be made in lieu of cash compensation or as additional compensation. The Committee may also make stock awards contingent on pre-established performance goals determined by the Committee; such performance-based awards are limited to senior officers (i.e. Vice President, Secretary, Treasurer and above) of the Company and its subsidiaries. Performance goals determined by the Committee may be based on specific increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity. The maximum number of shares which may be issued to any one employee is 100,000 per year.

ELIGIBILITY

   Subject to selection by the Committee, any full-time key employee of Coastal or its subsidiaries is eligible to be granted one or more options, restricted stock grants or stock awards pursuant to the 1994 Stock Plan. At present, it is estimated that up to approximately 150 current employees will be eligible to receive benefits under the 1994 Stock Plan.

DURATION

   No option, restricted stock grant or stock award granted under the 1994 Stock Plan may be made exercisable after the expiration of ten years from the date it is granted.

NONTRANSFERABILITY

   No option, restricted stock grant or stock award is transferable by the optionee except by will or the laws of descent and distribution.

EXERCISE OF OPTIONS

   An option generally is exercisable by the optionee only while he is an employee of Coastal or its subsidiaries before the expiration date of the option or one day less than three months after the termination of such employment, whichever occurs earlier. In the event of total and permanent disability or death while the option is still exercisable by the employee, the option terminates on the earlier of the expiration date of such option or one day less than one year following the date of death or termination of employment due to total and permanent disability. Options vest as the Committee may determine, and may not be exercised until vested. However, the Committee in its discretion may at any time accelerate in full the vesting of any option which has not yet vested, and the Company believes that the Committee would take such action in the event of a tender offer for shares of the Company.

AMENDMENTS

   The Board of Directors may modify, revise or terminate the 1994 Stock Plan without the approval of stockholders, except that approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Company's stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the degree of stockholder approval thus required, will be required for any amendment which would (i) change the aggregate number of shares available for options, restricted stock grants or stock awards under the 1994 Stock Plan, (ii) reduce any option price, (iii) extend the term during which an option, restricted stock grant or stock award may be exercised or the termination date of the 1994 Stock Plan, or (iv) change the class of employees eligible to receive options, restricted stock grants or stock awards pursuant to the 1994 Stock Plan.

EFFECTIVE DATE AND DURATION

   The 1994 Stock Plan was effective as of March 3, 1994, subject to approval by the stockholders. No option, restricted stock grant or stock award shall be granted pursuant to the 1994 Stock Plan after March 2, 2004.

FEDERAL INCOME TAX CONSEQUENCES

   The following statements concerning tax liability under the 1994 Stock Plan are intended to summarize briefly the current federal income tax consequences arising therefrom and are in no way meant to provide or supplement tax advice to employees.

   INCENTIVE STOCK OPTIONS. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

   An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

   The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

   NON-INCENTIVE STOCK OPTIONS. The grant of non-incentive stock options will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-incentive stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-incentive stock option is subject to federal and state income and employment tax withholding.

   Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-incentive stock option.

   RESTRICTED STOCK GRANTS. Restricted stock granted under the 1994 Stock Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted stock grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized.

   Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

   STOCK AWARDS. Stock awards involve the issuance of shares of stock without any payment, as compensation for services to the Company. The employee will recognize taxable income equal to the fair market value of the shares on the date of the award, which becomes the recipient's tax basis in a subsequent sale. Stock awards granted for stock to be issued only after satisfaction of specified performance goals established by the Committee constitute compensation when issued.

   Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See following discussion of "performance-based compensation."

   COMPENSATION DEDUCTION LIMITATION. In the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress generally limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executives. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. OBRA provides an exception from this deduction limitation, for certain "performance-based" compensation, if specified requirements are satisfied. The 1994 Stock Plan is designed to satisfy these statutory requirements for stock options and for performance-based stock awards. Thus, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by an optionee on exercise of a non-incentive stock option, the Early Disposition of shares of stock acquired by exercise of an incentive stock option, and the issuance of performance-based stock awards.

   The Company does not anticipate that the deduction limitation imposed by OBRA will have a material impact on the deduction available for restricted stock grants and stock awards granted under the 1994 Stock Plan.

1994 STOCK PLAN BENEFITS

   As stated above, the Committee has the sole authority to determine all awards under the 1994 Stock Plan. No awards have been made to date and it is not possible to determine what awards, if any, will be made to any individual.

   If the 1994 Stock Incentive Plan had been in effect on January 1, 1993 and options actually granted during 1993 for that fiscal year had been awarded under the 1994 Stock Incentive Plan, the following persons and groups would have been granted options as follows:

                               NEW PLAN BENEFITS

                                             1994 Stock Incentive Plan
                                    ---------------------------------------
Name and Position                   Dollar Value ($)(1)  Number of Units(2)
- -----------------                   -------------------  ------------------
O. S. Wyatt                                    -0-                -0-
Chairman of the Board
and CEO

David A. Arledge                           414,228             38,848
President, Chief Operating
Officer and Director

James F. Cordes                            345,741             32,094
Executive V.P. and Director

Sam F. Willson, Jr.                        158,602             15,000
Executive V.P.

Harold Burrow                              162,819             14,189
Vice Chairman of the Board

Executive Group                          2,537,231            236,979

Non-Executive Director Group                   -0-                -0-

Non-Executive Officer
  Employee Group                           749,160             70,000


- ------------------
(1) See footnote (5) to the stock option table on page 9.

(2) See footnote (4) to the stock option table on page 9. In addition, the March 4, 1993 option grants included the following:


                                        Dollar Value ($)  Number of Units
                                        ----------------  ---------------
        Executive Group                    2,287,547           190,000
        Non-Executive Director Group             -0-               -0-
        Non-Executive Officer
          Employee Group                   1,744,555           144,900

            PROPOSAL 3 - A PROPOSAL TO ADOPT THE STOCK PURCHASE PLAN

   On December 11, 1987 the Executive Committee of the Board of Directors adopted the Stock Purchase Plan. All employees and members of the Board of Directors of the Company and its subsidiaries are eligible to participate in the Stock Purchase Plan. The purpose of the Stock Purchase Plan is to provide a convenient and economical way to purchase shares of Common Stock of the Company through payroll deductions or optional cash payments, or both.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

GENERAL PROVISIONS OF THE STOCK PURCHASE PLAN

   The full text of the Stock Purchase Plan is set forth in Appendix B to this Proxy Statement and reference is made thereto for a complete description. The following is a summary of the major provisions of the Stock Purchase Plan and is qualified by the full text thereof.

   The minimum payroll deduction is $5 per week and the minimum optional cash payment, which can be made at any time, is $500. In addition, the Company or any subsidiary may submit optional payments (which can be in the form of cash or shares of Common Stock of the Company, including treasury shares) for the account of any employee or director. All payroll deductions and cash payments are collected by the Company and delivered bi-weekly to an independent broker who makes open market purchases of shares of Common Stock for the accounts of the participants. Participants have no control over the timing of purchases or the purchase price of shares of Common Stock. Shares purchased are registered in the name of and held by the independent broker as agent for the participants. Although directors are eligible to participate in the Stock Purchase Plan, no director has participated since January 1, 1993 or earlier.

   The Company acts as administrator of the Stock Purchase Plan and keeps a record of each participant's account. Dividends paid on shares of Common Stock are credited to a participant's account and automatically reinvested by the independent broker in additional shares of Common Stock.

   A participant may withdraw shares in that participant's account at any time or request a sale of such shares by the independent broker as of any internal settlement date, which dates coincide with the end of the Company's bi-weekly pay periods.

   All costs of administering the Stock Purchase Plan are paid by the Company. Participants are required to pay a nominal brokerage commission (approximately $.05 per share) and other fees for any shares purchased or sold by the independent broker.

   Shares of Common Stock held for a participant are voted at meetings of stockholders in accordance with the participant's written instructions.

REASON FOR SUBMISSION TO STOCKHOLDERS

   Stockholder approval of the Stock Purchase Plan is not required under Delaware law or any provision of the Internal Revenue Code of 1986 or U.S. Treasury regulations. However, the Board of Directors has been advised by legal counsel to the Company that participation in the Stock Purchase Plan by directors and certain officers of the Company could be limited by the Securities Exchange Act of 1934 which prohibits purchases and sales or sales and purchases at a profit of shares of Common Stock of the Company during any six month period, with various exceptions. Absent stockholder approval of the Stock Purchase Plan, a director or officer of the Company who participates in the Stock Purchase Plan and "purchases" shares of Common Stock, could not sell any shares (whether or not the shares sold were purchased under the Stock Purchase
Plan) at a profit for six months following each purchase (and, cannot have sold any shares during the six month period prior to any such purchase if the subsequent purchase would result in a "profit"). Securities and Exchange Commission ("SEC") rules contain certain exemptions from the six months "no purchase/no sale" rule for various employee benefit plans which have been approved by stockholders. The SEC has also adopted a rule which, when implemented, will require that cash withdrawals (other than in the event of retirement, disability or termination of employment, including death) by directors or officers through a sale of the stock by the independent broker can be made only after a six months irrevocable election to withdraw. At such time as the rule is implemented, the Stock Purchase Plan will be amended to comply with this rule and any other applicable rule of the SEC, as determined by the Board of Directors of the Company. The Board of Directors believes that directors and officers should have the opportunity to participate in the Stock Purchase Plan to the full extent as other employees of the Company without being subject to the securities laws liability exposure outlined above.

                       PROPOSAL 4 - STOCKHOLDER PROPOSAL

   Management has been advised by four stockholders that they will introduce a resolution at the Annual Meeting of Stockholders. The names and addresses of the co-sponsors, and the information they have provided as to the number of shares of stock of the Company they own, will be furnished by the Company either orally or in writing upon request. The proposal follows:

   "WHEREAS WE BELIEVE:

   The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

   Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

   Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

   AND WHEREAS:

   The Coalition for Environmentally Responsible Economies (CERES), which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts - consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles - including the Sun Company, a Fortune-500 company - to demonstrate their commitment to public environmental accountability.

   In endorsing the CERES Principles, a company commits to work toward:

       1. Protection of the biosphere
       2. Sustainable use of natural resources
       3. Waste reduction & disposal
       4. Energy conservation
       5. Risk reduction
       6. Safe products and services
       7. Environmental restoration
       8. Informing the public
       9. Management commitment
      10. Audits and reports

   The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927.

   Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

   We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

   RESOLVED: Shareholders request the Company to prepare a report at reasonable cost and omitting proprietary information, describing company programs, progress, and future plans relative to the CERES Principles, and using the standard CERES Report Form as a guide."

                              SUPPORTING STATEMENT

   We believe that investors and customers are expecting comprehensive and impartial environmental reports by business, as a sign of corporate commitment to environmental excellence. Without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are invited to support this resolution, to encourage our Company to demonstrate environmental leadership and account for its environmental impact.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

   Substantially similar stockholder proposals were submitted at the 1992 and 1993 Annual Meetings of Stockholders and were defeated by over 90% of the votes cast.

Your Board of Directors has concluded that this proposal continues to be
- ------------------------------------------------------------------------
contrary to the best interest of the stockholders.
- --------------------------------------------------

   The Company diligently undertakes compliance with all environmental laws and regulations. Coastal has a positive environmental record and believes it makes a significant contribution to environmental principles by virtue of its production of clean burning, low-sulphur coal and natural gas and environment compliance in its other businesses. The Board of Directors of Coastal continues to address environmental matters on an ongoing basis, conscientious of its obligations.

   As an example of Coastal's environmental citizenship, in April, 1993, the state of Utah awarded Coastal Oil & Gas Corporation ("COG") the 1993 Earth Day Award, citing COG's going "beyond the requirement of regulations to reclaim ninety-one emergency pits, bioremediate contaminated soil, and construct new synthetically lined emergency pits in the Altamont-Bluebell Fields" to protect ground water resources and prevent soil contamination.

   Coastal actively stresses environmental responsibility in all facets of its subsidiaries' operations and undertakes to keep its stockholders and the public at large informed regarding environmental matters in compliance with existing securities laws. Such information is contained in the 10-K Annual Reports of Coastal and its two pipeline subsidiaries, ANR Pipeline Company and Colorado Interstate Gas Company. In addition, the Coastal World a Company publication, has published various articles reporting on environmental matters which affect the businesses of Coastal's subsidiaries. The Company suspended publication of Coastal World in 1993; however, the Company is in the process of publishing a new but less expensive employee newsletter which will be available to stockholders. The first issue will include information as to environmental achievements and compliance. It is expected that future newsletters will from time to time address environmental matters and will be made available to stockholders.

   In light of the above, the Board of Directors believes that adoption of the stockholder proposal, however well-intentioned, would not help the Company to maintain its policy of protecting the environment. Moreover, the CERES form of report referred to in the proposal is lengthy and complex, would be burdensome to complete and could divert efforts away from environmental compliance. CERES, by prescribing this report, is seeking oversight of the Company's environmental compliance which must remain the responsibility of the Company and the Board of Directors.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE
- -----------------------------------------------------------------------------
STOCKHOLDER PROPOSAL (PROPOSAL 4).
- ----------------------------------

                           VOTE REQUIRED FOR APPROVAL

   The nominees for director receiving a majority of the votes cast at the Meeting by stockholders present in person or by proxy and entitled to vote shall be elected. The proposal to adopt the 1994 Incentive Stock Plan, the proposal to adopt the Stock Purchase Plan and the stockholder proposal require the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy at the Meeting and entitled to vote. For purposes of counting the vote, abstentions, broker non-votes and other votes not cast will not be counted as voted, and the number of votes of which a majority is required will be reduced by the number of votes not cast.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of the Company's stock with the SEC. Directors and officers are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from January 1 through December 31, 1993, its directors and officers complied with all applicable filing requirements, except that the purchase of 100 shares of Series H Preferred Stock by Mr. Burrow's spouse on Thursday, September 30, 1993 (which was part of a 4,000 share order, the balance of which was executed on Friday, October 1, 1993 and timely reported) was not reported until November 2, 1993, rather than on or before October 10, 1993. The September 30, 1993 transaction was refused by the purchaser until the broker filled both purchases as an all-or-none order for 4,000 shares.

                              INDEPENDENT AUDITORS

   The Board of Directors of Coastal has designated Deloitte & Touche to audit the books and accounts of the Company for the year ending December 31, 1994. Deloitte & Touche have been auditors for the Company since 1957. It is anticipated that representatives of such firm will be present at the Meeting for the purpose of making a statement, should they desire, and responding to appropriate stockholder questions.

                             STOCKHOLDER PROPOSALS

   Stockholders who desire to submit proposals to the Company for consideration for inclusion in the Company's Proxy Statement and form of proxy for the 1995 Annual Meeting of Stockholders of Coastal must submit such proposals to the Secretary of the Company by November 29, 1994.

                                 OTHER MATTERS

   Management does not intend to present any business at the Meeting other than as set forth in the Notice of Annual Meeting and knows of no other business to be presented for action at the Meeting. If, however, any other business should properly come before the Meeting or any adjournments thereof, it is intended that all proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                    AVAILABILITY OF FORM 10-K ANNUAL REPORT

   COPIES OF COASTAL'S ANNUAL REPORT TO STOCKHOLDERS OR ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO MR. AUSTIN M. O'TOOLE, SENIOR VICE PRESIDENT AND SECRETARY, THE COASTAL CORPORATION, COASTAL TOWER, NINE GREENWAY PLAZA, HOUSTON, TEXAS 77046-0995.

                                                                      APPENDIX A




                            THE COASTAL CORPORATION

                           1994 INCENTIVE STOCK PLAN

                            THE COASTAL CORPORATION

                           1994 INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS


 1.  Purpose......................................................................   A-1
 2.  Administration...............................................................   A-1
 3.  Shares Available Under the Plan..............................................   A-1
 4.  Authority to Grant Options, Restricted Stock Grants and Stock Awards.........   A-2
 5.  Eligibility..................................................................   A-2
 6.  Option Price.................................................................   A-3
 7.  Duration of Options..........................................................   A-3
 8.  Maximum Value of Stock Subject to Options Which are Incentive Stock Options..   A-3
 9.  Amount Exercisable...........................................................   A-3
10.  Exercise of Options..........................................................   A-3
11.  Non-Transferability of Options...............................................   A-4
12.  Termination of Employment or Death of Optionee...............................   A-4
13.  Requirements of Law..........................................................   A-5
14.  No Rights as Shareholder.....................................................   A-6
15.  Restricted Stock Grants......................................................   A-6
16.  Stock Awards.................................................................   A-7
17.  Employment Obligation........................................................   A-7
18.  Changes in the Company's Capital Structure...................................   A-7
19.  Substitution Options.........................................................   A-9
20.  Amendment or Termination of Plan.............................................   A-9
21.  Forfeitures..................................................................   A-9
22.  Tax Withholding..............................................................  A-10
23.  Written Agreement............................................................  A-10
24.  Indemnification of Committee.................................................  A-10
25.  Effective Date of Plan.......................................................  A-11

                                      (i)

                            THE COASTAL CORPORATION

                           1994 INCENTIVE STOCK PLAN


   1. PURPOSE. This 1994 Incentive Stock Plan (the "Plan") of The Coastal Corporation (the "Company") for key employees (including officers and employee directors) of the Company and its subsidiaries, is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

   2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Directors of the Company (the "Board"). Until changed by the Board, the Compensation and Executive Development Committee of the Board shall serve as the Committee. All of the members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule and "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations issued thereunder. The Board shall have the power to add or remove members of the Committee from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, including those involving options (the "Options"), restricted stock ("Restricted Stock"), or awards of stock ("Stock Awards") shall be subject to the determination of the Committee. The actions of the Committee in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended.

   3. SHARES AVAILABLE UNDER THE PLAN. The stock subject to Options, Restricted Stock Grants and Stock Awards shall be shares of the Company's Common Stock, $.33 1/3 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 2,000,000 shares; provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 18 hereof. Such shares may be treasury shares or authorized but unissued shares. The maximum aggregate number of shares with respect to which Options, Restricted Stock, or Stock Awards may be granted or issued to any employee under the Plan during each year is 100,000 shares.

   In the event that any outstanding Option or Restricted Stock for any reason shall expire or terminate by reason of the death or severance of employment of the optionee or grantee, the surrender of any Option, the forfeiture of any Restricted Stock, or any other cause, the shares of Common Stock allocable to the unexercised portion of that Option or the forfeited Restricted Stock may again be available under the Plan.

   4. AUTHORITY TO GRANT OPTIONS, RESTRICTED STOCK GRANTS AND STOCK AWARDS. The Committee in its discretion and subject to the provisions of the Plan, may grant the following from time to time to eligible employees of the Company or any of its subsidiaries:

     (a) "INCENTIVE" STOCK OPTIONS. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option qualifies as an "incentive stock option" within the meaning of Section 422 of the Code ("Incentive Stock Option").

     (b) "NON-INCENTIVE" STOCK OPTIONS. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options do not constitute "incentive stock options" within the meaning of Section 422 of the Code ("Non-incentive Stock Option").

     (c) RESTRICTED STOCK GRANT. The Committee may grant to an eligible employee shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the Plan ("Restricted Stock Grant").

     (d) STOCK AWARD. The Committee may award and cause the Company to issue shares of Common Stock under the Plan to an eligible employee ("Stock Award"). Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance based goals established by the Committee.

   Each Option granted by the Committee shall specify whether the Option constitutes an Incentive Stock Option or Non-incentive Stock Option. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Option, Restricted Stock Grant, and Stock Award, shall be determined by the Committee.

   5. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be the key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporations, as the Committee shall determine from time to time. However, no eligible employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an Incentive Stock Option unless at the time the Option is granted, the Option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock, and the Option by its own terms is not exercisable after the expiration of five years from the date of grant. No individual shall be eligible to receive an Option under the Plan while a member of the Committee.

   For the purposes of the preceding paragraph, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

   Except as otherwise provided, for all purposes of the Plan relating to Incentive Stock Options, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Incentive Stock Option in question, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations, beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   For all purposes of the Plan relating to Non-incentive Stock Options, Restricted Stock Grants, and Stock Awards, the terms "parent corporation" and "subsidiary corporation" as defined above shall be expanded to include, in addition to the specified entities which are corporations, any unincorporated trade, business, or partnership in which fifty percent (50%) or more of the ownership interest in such entity is owned directly or indirectly by the Company.

   6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option, whether it is an Incentive Stock Option or a Non-incentive Stock Option, shall not be less than the fair market value of the shares of Common Stock on the date the Option is granted. However, the Committee in its discretion may provide that the price at which shares may be purchased shall be more than the fair market value of the shares of Common Stock on the date the Option is granted. The Option price determined under this Paragraph 6 shall be referred to herein as the "Option Price."

   In the case of any eligible employee under the Plan who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee, or of its parent or subsidiary corporation (described in Paragraph 5), the Option Price at which shares may be purchased pursuant to any Option which is an Incentive Stock Option granted under this Plan shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted.

   For all purposes of this Plan, the "fair market value" of a share of Common Stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is then listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing, if the Common Stock is not then listed on a national securities exchange, provided that if no closing price or quotes are reported on that date or, if in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at that date shall be necessary or advisable, the Committee may provide for another means of determining fair market value.

   7. DURATION OF OPTIONS. No Option, whether an Incentive Stock Option or a Non-incentive Stock Option, shall be exercisable after the expiration of ten
(10) years from the date the Option is granted; and the Committee in its discretion may provide that the Option shall be exercisable throughout the ten-year period or during any lesser period of time commencing on or after the date of grant and ending on or before the expiration of the ten-year period. Provided, in the case of any eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an Incentive Stock Option shall be exercisable after the expiration of five (5) years from the date the Option is granted.

   8. MAXIMUM VALUE OF STOCK SUBJECT TO OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. Notwithstanding any other provisions of the Plan to the contrary, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent or subsidiary corporation thereof), shall not exceed $100,000. In making this determination, Options shall be taken into account in the order in which they were granted.

   9. AMOUNT EXERCISABLE. Each option may be exercised, so long as it is valid and outstanding, at a cumulative rate of 20% of the Option shares on each annual anniversary of the date the Option is granted, beginning with the second anniversary of the date the Option is granted, or from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option. However, the Committee in its absolute discretion may accelerate the time at which any outstanding Option may be exercised.

   10. EXERCISE OF OPTIONS. An optionee may exercise an Option by delivering to the Company a written notice stating (i) that the optionee wishes to exercise the Option on the date notice is delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised, (iii) the address to which the certificate representing the shares of Common Stock should be mailed, and (iv) the social security number of the optionee. In order to be effective, the written notice shall be accompanied by (i) payment of the Option Price of the shares of Common Stock and (ii) payment of an amount of money necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option. Each payment shall be made by cash or by check drawn on a national banking association and payable to the order of the Company in United States dollars.

   At the time of receipt by the Company of written notice of exercise, the optionee may deliver to the Company, to the extent permitted by law, in payment of the Option Price of the shares of Common Stock with respect to which the Option is exercised, (x) certificates registered in the name of the optionee that represent a number of shares of Common Stock legally and beneficially owned by the optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of written notice that is not greater than the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, the certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Common Stock represented by certificates (or in lieu of such certificates, other arrangements for the transfer of shares to the Company which are satisfactory to the Company), and cash or a check for the balance and (y) if the Option Price of the shares of Common Stock with respect to which such Option is to be exercised exceeds the fair market value, a check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of the excess plus (z) the amount of money, in a form acceptable to the Committee, necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option.

   Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised and, in that event, any certificates representing shares of Common Stock that were received by the Company with written notice shall be returned to the optionee, together with notice by the Company to the optionee of the refusal of the Committee to accept the shares of Common Stock. The Company, upon approval of the Committee and in its sole discretion, following the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy the withholding tax liability that may result from the exercise of an Option. In this case, the retained shares shall be valued at their then fair market value. If, at the expiration of seven business days after the delivery to the optionee of written notice from the Company that it will not accept shares of Common Stock in payment of the exercise price, the optionee shall not have delivered to the Company a check or money order drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Common Stock with respect to which such Option is to be exercised, the written notice from the optionee to the Company shall be ineffective to exercise the Option.

   As promptly as practicable after the receipt by the Company of (i) the written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option, the Company shall deliver to the optionee a certificate representing the number of shares of Common Stock with respect to which the Option has been exercised, reduced to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax liability, the certificate to be registered in the name of the optionee, provided that delivery shall be considered to have been made when the certificate shall have been mailed, postage prepaid, to the optionee at the address specified for that purpose in written notice from the optionee to the Company.

   11. NON-TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

   12. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death or disability of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

   In the event of severance because of the disability of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance because of disability.

   In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of death. After the death of the optionee, the executors, administrators or any person or persons to whom the Option was transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of an Option, to exercise the Option in whole or in part, without regard to any limitation the optionee would have been subject to had he exercised the Option on the day of his death while in employment.

   An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code applies, or by a parent or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

   13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option or Stock Award if the issuance of those shares would constitute a violation by the optionee, recipient, or the Company of any provisions of any law or regulation of any governmental authority. Each Option and Stock Award granted under the Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no Option may be exercised in whole or in part, or Stock Award issued, unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised or a Stock Award issued until the optionee or recipient has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) (the "1933 Act"), upon exercise of any Option or entitlement to a Stock Award, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option or Stock Award will not transfer the shares except pursuant to a registration statement in effect under the 1933 Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option or pursuant to a Stock Award are not registered under the 1933 Act, the Company may imprint on the certificate for the shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the 1933 Act:

   The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall not be obligated to, register any securities covered hereby pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto or pursuant to a Stock Award to comply with any law or regulation of any governmental authority.

   14. NO RIGHTS AS SHAREHOLDER. No optionee shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for the shares; and, except as otherwise provided in Paragraph 18 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of the certificate.

   15. RESTRICTED STOCK GRANTS. The Committee may issue shares of Common Stock to an eligible employee subject to the terms of a Restricted Stock Grant. The shares may be issued for no payment by the employee or for a payment below the fair market value on the date of grant. Restricted Stock shall be subject to restrictions as to sale or other transfer and generally will be subject to vesting over a period of time specified in the Restricted Stock Grant. The Committee shall determine the number of shares and the price, if any, at which shares of Restricted Stock will be granted.

   Restricted Stock shall be subject to the following terms and conditions as determined by the Committee, including without limitation any or all of the following:

     (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

     (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to a Participant, resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which the shares remain subject to restrictions;

     (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company;

     (d) unless stated otherwise in the Restricted Stock Grant, if restrictions remain at the time of severance of employment with the Company or a parent or subsidiary corporation, the Restricted Stock shall be forfeited; provided however, if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the grantee or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Grant.

   No holder of Restricted Stock shall exercise the election authorized by
Section 83(b) of the Code without the express written consent of the Committee to this election. Any grantee of Restricted Stock making this election without the consent of the Committee shall forfeit all shares of Restricted Stock granted to him.

   Shares of Restricted Stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with the Company.
Each such certificate shall bear a legend in substantially the following form:

   The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in The Coastal Corporation 1994

   Incentive Stock Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

   At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the shares will be delivered free of all restrictions to the grantee or to the grantee's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.

   Subject to the terms and conditions of the Plan, each grantee receiving Restricted Stock shall have all the rights of a stockholder with respect to the shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. By accepting a Restricted Stock Grant, the grantee agrees to remit when due any federal and state income and employment taxes required to be withheld. Dividends paid in cash or property other than stock with respect to shares of Restricted Stock shall be paid to the grantee currently.

   16. STOCK AWARDS.

     (a) The Committee may grant Common Stock to an eligible employee under the Plan, without any payment by the employee, in lieu of certain cash compensation or as additional compensation. The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the employee recipient of the Stock Award. The certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the employee must comply with appropriate requests of the Committee to assure compliance with all relevant laws.

     (b) The Committee may award shares of Common Stock, without any payment for such shares, to designated employees if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to performance-based Stock Awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance-based Stock Award shall be made by the Committee in writing prior to the beginning of the 12-month period for which the performance is measured. The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this Paragraph 16 is 100,000 shares. The Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance-based Stock Award to any employee. If the Committee certifies the entitlement of an employee to the performance-based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

     Performance goals determined by the Committee may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

     The employees eligible for a performance-based Stock Award are the senior officers (i.e., Vice President, Secretary, Treasurer, and above) of the Company and its subsidiaries.

   17. EMPLOYMENT OBLIGATION. The granting of any Option, Restricted Stock Grant, or Stock Award shall not impose upon the Company any obligation to employ or continue to employ any optionee or grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option, Restricted Stock Grant or Stock Award, has been granted to him.

   18. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options, Restricted Stock Grants, and Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on its Common Stock or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Common Stock subject to outstanding Options, Restricted Stock Grants, and Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options, Restricted Stock Grants, and Stock Awards shall extend to such other securities) in a manner so as to entitle an optionee or a grantee to receive, upon exercise of an Option, for the same aggregate cash consideration, and for the vesting of Restricted Stock, and award of pending performance-based Stock Awards, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if he had exercised his Option, or the Restricted Stock was vested in full, or the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee or employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

   After a merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive (subject to any required action by stockholders), upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised and, if as a result of the merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Appropriate adjustments shall also be made to shares of Restricted Stock and to pending Stock Awards.

   If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Paragraph 9 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

   Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options, Restricted Stock Grants, or Stock Awards.

   19. SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company, conditioned in the case of an Incentive Stock Option upon the employee being an employee of the Company or a parent or subsidiary corporation of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set forth in the Plan to the extent the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no variation shall be such as to affect the status of any substitute option as an incentive stock option under Section 422 of the Code.

   20. AMENDMENT OR TERMINATION OF PLAN. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of shareholders, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board may not (a) change the aggregate number of shares which may be issued under Options, Restricted Stock Grants, and Stock Awards pursuant to the provisions of the Plan, (b) extend the term during which an Option, Restricted Stock Grant, or Stock Award may be exercised or granted or the termination date of the Plan, (c) change the class of employees eligible to receive Options, Restricted Stock Grants, or Stock Awards under the Plan, or (d) reduce the Option Price; unless, in each such case, the Board shall obtain an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and
(iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board shall have the power to make changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an Incentive Stock Option under Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time.

   21. FORFEITURES. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Options and Restricted Stock which is not fully vested, including all rights related to such matters, and including all unexercised Options, exercised Options, and any performance based Stock Awards to which he may be entitled, and other elections pursuant to which the Company has not yet delivered a stock certificate. Clause
(b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation, and if written notice of the ownership is given the Committee by the employee within 60 days after the later of the date on which the employee is notified of a grant of an Option, Restricted Stock Grant, or Stock Award under this Plan or the date on which the employee acquires the ownership.

   The decision of the Committee as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Committee that no action forbidden by this provision has been raised for their determination.

   22. TAX WITHHOLDING. The Company or any parent or subsidiary shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, exercise, or vesting, as appropriate, of an Option, Restricted Stock Grant, or Stock Award. In the alternative, the Company may require the employee (or other person exercising the Option, or receiving the Restricted Stock or Stock Award) to pay the sum directly to the employer corporation. If the employee (or other person) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within five (5) days after the date of exercise. The Company shall have no obligation upon exercise of any Option, vesting of Restricted Stock or issuance of a Stock Award until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise or vesting. The Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

   23. WRITTEN AGREEMENT. Each Option, Restricted Stock Grant, and Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee or grantee and by an appropriate officer of the Company for and in the name and on behalf of the Company. Each agreement shall contain other provisions which the Committee in its discretion shall deem advisable.

   24. INDEMNIFICATION OF COMMITTEE. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which the member of the Committee may be entitled as a matter of law, contract, or otherwise.

   25. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on March 3, 1994, if within one year of that date it shall have been approved by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of stockholders, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a meeting of shareholders. No Option, Restricted Stock Grant, or Stock Award shall be granted pursuant to the Plan after March 2, 2004.

                                                                      APPENDIX B
                            THE COASTAL CORPORATION

                              STOCK PURCHASE PLAN

                                    Restated
                             As of January 1, 1994

                            THE COASTAL CORPORATION
                              STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

Section                                                  Page
- -------                                                  ----

   1     Name, Effective Date and Purpose...............  B-1

   2     Definitions....................................  B-1
   2.1   Administrator..................................  B-1
   2.2   Administrative Agent...........................  B-1
   2.2A  Board of Directors Member......................  B-1
   2.3   Business Day...................................  B-1
   2.4   Coastal........................................  B-1
   2.5   Company........................................  B-1
   2.6   Company Stock..................................  B-1
   2.7   Current Market Value...........................  B-1
   2.8   Employee.......................................  B-1
   2.9   Employer.......................................  B-1
   2.10  Enrollment Form................................  B-1
   2.11  Internal Settlement Date.......................  B-1
   2.12  Participant....................................  B-1
   2.13  Plan...........................................  B-1
   2.14  Plan Year......................................  B-2
   2.15  Subsidiary.....................................  B-2
   2.16  Masculine pronouns.............................  B-2
   2.17  Singular.......................................  B-2

   3     Eligibility and Participation..................  B-2
   3.1   Participation..................................  B-2
   3.2   Payroll Deduction..............................  B-2
   3.3   Change or Termination of Payroll Deduction.....  B-2
   3.4   Optional Payment...............................  B-2
   3.5   Minimum Contribution...........................  B-3
   3.6   Purchase and Sales.............................  B-3
   3.7   Purchase and Sale Commissions and Other Costs..  B-3
   3.8   Cost of Shares - Purchase and Sale.............  B-3
   3.9   Withdrawal by Participant......................  B-4
   3.10  Dividends......................................  B-5
   3.11  Vesting........................................  B-5
   3.12  Registration of Certificates...................  B-5
   3.13  Full Investment and Fractional Shares..........  B-5
   3.14  Reports........................................  B-5

   4     Claims.........................................  B-5
   4.1   Claim and Appeal to Administrator..............  B-5

   5     Administration and Miscellaneous...............  B-6
   5.1   Plan Administrator.............................  B-6
   5.2   Rights Not Expanded............................  B-6
   5.3   Exercise of Ownerships Rights..................  B-6
   5.4   Assignment of Assets...........................  B-7
   5.5   Administrative Agent...........................  B-7
   5.6   Applicable Law.................................  B-7
   5.7   Participant Cannot be Located..................  B-7
   5.8   Notices by Participants........................  B-7

   6     Modification and Termination                     B-7

                                      (i)

                            THE COASTAL CORPORATION
                              STOCK PURCHASE PLAN
                        (Restated as of January 1, 1994)

                                   SECTION 1
                                   ---------

                        NAME, EFFECTIVE DATE AND PURPOSE
                        --------------------------------

The name of this Plan is "The Coastal Corporation Stock Purchase Plan" and the Plan became effective as of April 1, 1988. The Plan was restated as of January 1, 1994. The purpose of the Plan is to provide Participants with a convenient and economical way to purchase Common Stock of the Company.

                                   SECTION 2
                                   ---------

                                  DEFINITIONS
                                  -----------

    2.1  "Administrator" means Coastal.

    2.2 "Administrative Agent" means a person or firm designated by the Company to perform the ministerial functions required by the Plan and such other duties as the Company shall designate.

    2.2A "Board of Directors Member" means a person who is a member of the Board of Directors of the Company or any Subsidiary including any person who is designated as a "Director Emeritus" with respect to a Board of Directors of Coastal or a Subsidiary.

    2.3 "Business Day" is a day the New York Stock Exchange is open for business.

    2.4  "Coastal" means the Company.

    2.5  "Company" means The Coastal Corporation, a Delaware corporation.

    2.6  "Company Stock" means common stock of Coastal.

    2.7 "Current Market Value" means the closing price in the daily composite list for transactions on the New York Stock Exchange and other markets on the applicable date.

    2.8 "Employee" means an employee of an Employer for purposes of payment of federal employment taxes.

    2.9  "Employer" means the Company and any Subsidiary.

    2.10 "Enrollment Form" means the form or forms provided by the Administrator for the purposes of indicating enrollment in the Plan by a Participant, the amount and type of contribution to be made by a Participant, and any changes to any of the foregoing.

    2.11 "Internal Settlement Date" is April 15, 1988 and the last Business Day of every other week thereafter.

    2.12 "Participant" means a Board of Directors Member or an Employee who is eligible for participation under the Plan and who elects to enroll in the Plan or who has an account balance under the Plan due to prior enrollment.

    2.13 "Plan" means The Coastal Corporation Stock Purchase Plan as amended from time to time.

    2.14 "Plan Year" means the calendar year.

    2.15 "Subsidiary" includes any corporation in which Coastal owns, directly or indirectly, at least fifty percent of the outstanding voting securities.

    2.16 Masculine pronouns shall include the feminine gender where appropriate.

    2.17 Singular form of words shall include the plural where appropriate.

                                   SECTION 3
                                   ---------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

    3.1  Participation

         An Employee of an Employer may enroll for payroll deduction or submit an optional payment and become a Participant. A Participant who owns shares of Common Stock not held by the Plan may not contribute such shares to his Plan account.

         A Board of Directors Member may submit an optional payment or direct in writing that director fees or other compensation for services from the Company or a Subsidiary be contributed to the Plan as an optional payment in lieu of payment of such amounts to such Board of Directors Member. Such Board of Directors Member shall become a Participant when such optional payment is received by the Administrator.

    3.2  Payroll Deduction

         To enroll for payroll deduction, an Enrollment Form must be completed by the Employee and submitted to the Administrator. The Enrollment Form must be received by the Administrator prior to the beginning of a pay period to be effective for such period.

    3.3  Change or Termination of Payroll Deduction

         a) A person may submit an Enrollment Form to change or terminate contributions through payroll deductions at any time. Such change or discontinuance must be received by the Administrator prior to the beginning of a pay period to be effective for such period.

         b) If a Participant ceases to contribute by payroll deduction while an Employee, such person may not reenroll for payroll deduction for twelve weeks.

    3.4  Optional Payment

         a) An Employee may submit an optional payment to the Administrator. Such optional payment may be in addition to or in lieu of payroll deduction contributions.

         b) An Employer may submit an optional payment or Company Stock to the Administrator for the account of an Employee.

         c) A Board of Directors Member may submit an optional payment to the Administrator.

         d) The Company or a Subsidiary may submit an optional payment to the Administrator on behalf of and pursuant to the written direction of a Board of Directors Member.

    3.5  Minimum Contribution

         The minimum contribution amount shall be five dollars per week for contributions made through payroll deduction or five hundred dollars per payment for contributions made through the optional payment method.

         Such minimum shall not apply to optional contributions made by an Employer.

    3.6  Purchase and Sales

         a) The Administrator shall advise the Administrative Agent performing the brokerage function of the amount of cash, if any, to be applied to purchase shares of Company Stock in the open market or the number of shares, if any, of Company Stock to be sold in the open market. Such advice shall be furnished by the Administrator on (i) the Business Day following each Internal Settlement Date,
              (ii) the Business Day following the last Business Day of each week, and (iii) each other Business Day following the date of a transfer of funds by the Administrator to an account used by the Administrative Agent to purchase Company Stock.

         b) In determining the dollar amount to be invested and the number of shares to be sold, the Administrator shall first determine the amount of payroll and optional contributions received and the number of shares of stock to be sold from the accounts of Participants. In lieu of transferring funds to the Administrative Agent for the purchase of shares, the Administrator shall match funds for purchase with shares designated for sale as of each Internal Settlement Date. The Administrator shall determine the amount, if any, of contributions available for the purchase of shares in the open market or the number of shares, if any, available for sale in the open market.

         c) The Administrative Agent performing brokerage functions shall purchase or sell shares and report such purchases and sales to the Administrator. The Administrative Agent shall be solely responsible for determining the prices at which, and the number of shares of, Company Stock to be purchased or sold at any one time.

    3.7  Purchase and Sale Commissions and Other Costs

         a) The Participants shall bear all expenses of purchases and sales including applicable commissions, taxes, fees, and other charges.

         b)   The Employer shall bear the costs of administration of the Plan.

    3.8  Cost of Shares - Purchase and Sale

         a) Purchases of Company Stock shall be allocated to accounts of Participants on a monthly basis. The weighted average price per share for shares purchased with respect to a month shall be used in such allocation.

         b) Sales of Company Stock shall be allocated to accounts of Participants as of each Internal Settlement Date. The weighted average sales price per share for shares sold with respect to an allocation period shall be used in such allocation. Such weighted average sales price for an allocation period shall include the Current Market Value of shares which were disposed of through internal investment within the Plan as of an Internal Settlement Date and shares sold in the open market before or after such date which were sold pursuant to a withdrawal request effective as of such Internal Settlement Date.

         c) The weighted average price per share for shares acquired and disposed of during an allocation period shall be computed separately for acquisitions and dispositions using the method outlined herein. The weighted average purchase price is determined by dividing the sum of (i) and (ii) by the sum of (iii) and (iv). For this purpose, (i) is the total purchase price including commissions, taxes, fees and other charges of shares purchased on the open market with respect to the allocation period. For this purpose, (ii) is the total Current Market Value of shares acquired by the Plan from accounts of Participants for whom shares are being disposed of by the Plan with respect to the allocation period. The Current Market Value shall be determined as of the appropriate Internal Settlement Date with respect to shares acquired by the Plan as of such date. For this purpose, (iii) is the total number of shares purchased in the open market with respect to such allocation period. For this purpose, (iv) is the total number of shares acquired by the Plan from accounts of Participants for whom shares were being disposed of by the Plan with respect to such allocation period.

              The weighted average sales price shall be determined on the same basis using dispositions of stock to the Plan and sales of stock in the open market with respect to the appropriate allocation period for such dispositions and sales. The average sales price of shares sold in the open market shall be the net sales price determined by subtracting applicable commissions, taxes, fees and other charges from the gross sales price.

    3.9  Withdrawal by Participant

         a) Each Participant may withdraw Company Stock or, if approved by the Administrator, cash from the Plan by submitting a written request to the Administrator. In its discretion, the Administrator may decline to process a cash withdrawal request and elect instead to deliver shares of Company Stock. A written request for a withdrawal of cash must be received by the Administrator at least two days prior to an Internal Settlement Date to be effective as of such date. Request for a sale of stock due to a withdrawal of cash from the Plan shall be effective as of an Internal Settlement Date only and not on any other date. Stock may be withdrawn as of any date the transfer agent is open for business. However, the transfer agent for Company Stock may require that requests for withdrawal be received by it two business days prior to issuance of certificates.

         b) The minimum amount a Participant may withdraw is the lesser of his allocated account balance or the value of one hundred shares of Company Stock. Such withdrawals may be in the form of stock or, if approved by the Administrator, cash. In general, a Participant who requests a distribution of the value of twenty-five or fewer shares and who does not own Company Stock in addition to Company Stock held by the Plan, shall receive the distribution in cash unless the Administrator, in its discretion, elects to make the distribution in Company Stock.

         c) Fractional shares must be disposed of and the proceeds withdrawn as cash.

         d) A Participant who withdraws less than the value of one hundred shares of Company Stock is not eligible for a subsequent withdrawal of less than the value of one hundred shares of stock for twelve weeks after such withdrawal. Such twelve week period shall not apply to one withdrawal after termination of employment with the Company and Subsidiaries.

         e) Participants who are deemed to be "affiliates" of the Company under the Securities Act of 1933 (the "Act") may sell or transfer shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act or pursuant to an effective registration under such Act.

    3.10 Dividends

         a) Dividends shall be allocated to the accounts of Participants based upon their allocated account balance as of the record date for such dividend. Dividends payable on shares of Company Stock credited to a Participant's account under the Plan (including dividends with respect to fractions) will be automatically reinvested in additional shares of Company Stock. In the case of those foreign Participants whose dividends are subject to United States federal income tax withholding, the Administrator shall apply the net amount of the dividends of such Participants, after the deduction of taxes, to the purchase of shares of Company Stock.

         b) Any shares of stock distributed by the Company as a stock dividend on shares credited to a Participant's account, or upon any split of such shares, will be credited to the Participant's account. In a rights offering, a Participant's entitlement will be based upon the Participant's total holdings of whole shares credited to his account under the Plan.

    3.11 Vesting

         Each Participant shall at all times be fully vested in his account balance. No amounts held by the Plan shall be forfeitable.

    3.12 Registration of Certificates

         Company Stock under the Plan shall be registered in the name of an Administrative Agent.

    3.13 Full Investment and Fractional Shares

         Fractions of shares, as well as full shares, shall be credited to Participants' accounts. Fractions of shares shall be computed to three decimal places.

    3.14 Reports

         Each Participant having an account balance in the Plan will receive a quarterly statement of his account. In addition, each Participant will receive any new or revised Prospectus for the Plan and the same information sent to every other stockholder, including the Company's annual report to stockholders, quarterly reports to stockholders, a notice of annual meeting and proxy statement and federal income tax information for reporting dividends paid by the Company.

                                   SECTION 4
                                   ---------

                                     CLAIMS
                                     ------

    4.1  Claim and Appeal to Administrator

         A Participant who believes that he is entitled to any benefit or right provided under the Plan shall have the right to file a written claim with the Administrator. All such claims shall state the basis for the claim, the action to be taken by the Administrator, sufficient information to enable the Administrator to determine the validity of the claim, and shall be signed by the claimant. It shall be considered filed on the date the claim is received by the Administrator.

         Within ninety days after receipt of the claim by the Administrator, notice of the decision of the Administrator shall be furnished to the claimant or, in lieu thereof, the claimant shall be notified of any special circumstances which require an extension of time for processing the claim and the date by which the Administrator expects to render a final decision. Any required extension of time may not exceed ninety days. The claim shall be either honored or denied in the decision and if denied (in whole or in part), the Administrator shall provide the claimant with a written statement of the reasons for such denial. The statement shall be delivered to the claimant or sent by certified mail to the last known address of the claimant.

         Within ninety days after receipt of notice of the denial of a claim for benefits as provided above, the claimant and/or his authorized representative may request, in writing, to appear before the Administrator for a review of his claim. In conducting its review, the Administrator shall consider any written statement or other evidence presented by the claimant and/or his authorized representative in support of his claim. The Administrator shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation of his claim.

         Within sixty days after receipt by the Administrator of a written request for review of his claim, or, in the event of circumstances which require additional time for review, not later than one hundred twenty days after receipt of such request, the Administrator shall notify the claimant of its decision by delivery to him or by certified or registered mail sent to his last known address. The decision of the Administrator shall be in writing and shall include the reasons for the decision and references to relevant Plan provisions. The decision of the Administrator shall be final and conclusive.

                                   SECTION 5
                                   ---------

                        ADMINISTRATION AND MISCELLANEOUS
                        --------------------------------

    5.1  Plan Administrator

         The Company shall be the Administrator of the Plan and shall have final responsibility for duties delegated to it by the Plan and all duties which are not specifically delegated to others. The decisions of the Administrator shall be conclusive and binding with respect to all persons. The Administrator, Employer and Administrative Agent shall not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, prior to receipt of notice in writing of such death. The Administrator may adopt rules and regulations to facilitate the administration of the Plan.

    5.2  Rights Not Expanded

         The establishment of this Plan shall not be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or employee thereof, or any Administrative Agent except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

    5.3  Exercise of Ownerships Rights

         a) In the event of a tender or exchange offer for shares held by the Plan, each Participant will be furnished with any information distributed to shareholders of such stock in connection with such offer. Additionally, the Company will make suitable arrangements with an independent third party to ensure that Participants shall have the right to determine confidentially whether shares under the Plan will be tendered in a tender or exchange offer. With respect to shares allocated to his account, each Participant has the right to direct the manner in which to respond to such offer.

         b) Before each annual or special meeting of the stockholders of Coastal, each Participant will be furnished with a copy of the proxy solicitation material for such meeting and instructions will be requested from each Participant as to the voting of the Company Stock credited to his account.

    5.4  Assignment of Assets

         Shares of Company Stock credited to the account of a Participant under the Plan may not be pledged as collateral. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.

         Any voluntary or involuntary assignment or alienation of the account of a Participant shall be considered as a request for withdrawal when the Administrator receives notice of such assignment or alienation.

    5.5  Administrative Agent

         The Administrator may appoint an Administrative Agent to perform duties of the Administrator.

    5.6  Applicable Law

         This Plan shall be construed according to applicable federal laws and the law of the State of Delaware.

    5.7  Participant Cannot be Located

         In the event that the Administrator is unable to locate a Participant or another recipient entitled to a distribution from the Plan, the undistributed amount shall be disposed of in accordance with applicable laws.

    5.8  Notices by Participants

         Enrollment Forms and any notices or correspondence by Participants shall be directed to:

                            The Coastal Corporation
                             Shareholder Relations
                                9 Greenway Plaza
                               Houston, TX 77046


                                   SECTION 6
                                   ---------

                          MODIFICATION AND TERMINATION
                          ----------------------------

         The Administrator shall have the right to suspend, modify or terminate the Plan at any time. All Participants shall be given notice of any such suspension, modification or termination.

PROXY
                          THE COASTAL CORPORATION
 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 5, 1994 ANNUAL MEETING

The undersigned hereby appoints O.S. WYATT, JR., HAROLD BURROW and DAVID A. ARLEDGE, and each of them, proxies, with power of substitution, to vote all stock owned by the undersigned of THE COASTAL CORPORATION at the Annual Meeting of Stockholders to be held on May 5, 1994, and at any and all adjournments thereof, hereby revoking any proxy heretofore given.

                                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                    promptly in the enclosed envelope. Sign
                                    exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing in a fiduciary capacity, please give full title.

                                                 -------------------------------
                                                               Date

                                                 -------------------------------
                                                            Signature(s)

                                                 -------------------------------

                          -Continued on Reverse Side-

                PLEASE DETACH, SIGN, DATE AND MAIL YOUR PROXY

                            YOUR VOTE IS IMPORTANT

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, IT WILL BE VOTED FOR ALL NOMINEES NAMED BELOW, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL
4. THE CLASS OF STOCK VOTED BY THIS PROXY IS INDICATED ON THE REVERSE SIDE, AND THE SHARES REPRESENTED WILL BE VOTED (COMMON STOCK AND PREFERRED STOCK - ONE VOTE PER SHARE, AND CLASS A COMMON STOCK - ONE HUNDRED VOTES PER SHARE) AS
FOLLOWS:

  (1) The Board of Directors unanimously recommends a vote FOR all persons named below:

        Elect four Class II directors to terms of office expiring at the 1997 Annual Meeting of Stockholders as follows:

          ELECTION OF ONE DIRECTOR BY HOLDERS OF COMMON AND PREFERRED STOCK VOTING TOGETHER AS A CLASS:

                               DAVID A. ARLEDGE

          ELECTION OF THREE DIRECTORS BY HOLDERS OF COMMON, CLASS A COMMON AND PREFERRED STOCK VOTING TOGETHER AS A CLASS:

        GEORGE L. BRUNDRETT, JR., L.D. WOODDY, JR. AND O.S. WYATT, JR.

       FOR / / all persons named above,        WITHHOLD / / authority to vote
               except authority withheld                    for all persons
               as to the following person(s),               named above.
               if any.

       ----------------------------------
  (2) The Board of Directors unanimously recommends a vote FOR the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  PROPOSAL TO ADOPT THE 1994
                                                   INCENTIVE STOCK PLAN.

  (3) The Board of Directors unanimously recommends a vote FOR the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  PROPOSAL TO ADOPT THE STOCK
                                                   PURCHASE PLAN.

  (4) The Board of Directors unanimously recommends a vote AGAINST the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  STOCKHOLDER PROPOSAL
                                                   DESCRIBED IN THE ACCOMPANYING
                                                   PROXY STATEMENT.
  (5) In their discretion on such other matters as may properly come before the meeting.

         PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR PROXY

                            YOUR VOTE IS IMPORTANT

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          THE COASTAL CORPORATION
            VOTING INSTRUCTIONS FOR THE MAY 5, 1994 ANNUAL MEETING.

The undersigned hereby instructs Texas Commerce Bank National Association, the Plan Trustee of the securities identified below, to vote all stock beneficially owned by the undersigned in such plan of THE COASTAL CORPORATION at the Annual Meeting of Stockholders to be held on May 5, 1994, and at any and all adjournments thereof, hereby revoking any instructions heretofore given.

                                    PLEASE SIGN, DATE AND RETURN YOUR
                                    INSTRUCTIONS promptly in the enclosed
                                    envelope. Sign exactly as name appears
                                    hereon. When signing in a fiduciary
                                    capacity, please give full title.

                                                 -------------------------------
                                                               Date

                                                 -------------------------------
                                                             Signature


                          -CONTINUED ON REVERSE SIDE-

             PLEASE DETACH, SIGN, DATE AND MAIL YOUR INSTRUCTIONS


                        YOUR INSTRUCTIONS ARE IMPORTANT

    TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE
   RETURN YOUR INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.

These INSTRUCTIONS will be followed as directed, but if not otherwise directed, the shares will be voted FOR all nominees named below, FOR Proposals 2 and 3 and AGAINST Proposal 4. The class of stock voted by these instructions is indicated on the reverse side, and the shares represented will be voted (Common Stock and Preferred Stock - one vote per share, and Class A Common Stock - one hundred votes per share) as follows:

  (1) The Board of Directors unanimously recommends a vote FOR all persons named below:

        Elect four Class II directors to terms of office expiring at the 1997 Annual Meeting of Stockholders as follows:

          ELECTION OF ONE DIRECTOR BY HOLDERS OF COMMON AND PREFERRED STOCK VOTING TOGETHER AS A CLASS:

                               DAVID A. ARLEDGE

          ELECTION OF THREE DIRECTORS BY HOLDERS OF COMMON, CLASS A COMMON AND PREFERRED STOCK VOTING TOGETHER AS A CLASS:

        GEORGE L. BRUNDRETT, JR., L.D. WOODDY, JR. AND O.S. WYATT, JR.

       FOR / / all persons named above,        WITHHOLD / / authority to vote
               except authority withheld                    for all persons
               as to the following person(s),               named above.
               if any.

       ----------------------------------
  (2) The Board of Directors unanimously recommends a vote FOR the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  PROPOSAL TO ADOPT THE 1994
                                                   INCENTIVE STOCK PLAN.

  (3) The Board of Directors unanimously recommends a vote FOR the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  PROPOSAL TO ADOPT THE STOCK
                                                   PURCHASE PLAN.

  (4) The Board of Directors unanimously recommends a vote AGAINST the following proposal:

       FOR / /      AGAINST / /       ABSTAIN / /  STOCKHOLDER PROPOSAL
                                                   DESCRIBED IN THE ACCOMPANYING
                                                   PROXY STATEMENT.
  (5) In their discretion on such other matters as may properly come before the meeting.



     PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR INSTRUCTIONS




                        YOUR INSTRUCTIONS ARE IMPORTANT

    TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE
   RETURN YOUR INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.